UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (DEF 14A)

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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

Ascena Retail Group, Inc.

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NOTICE OF ANNUAL
MEETING OF STOCKHOLDERS
To Be Held On December 8, 2016
Dear Stockholder:
You are cordially invited to attend the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Ascena Retail Group, Inc., a Delaware corporation (“Ascena” or the “Company”), to be held at 3:00 p.m. local time, on Thursday, December 8, 2016 at dressbarn’s Corporate Headquarters, Stage Street Café, 933 MacArthur Boulevard, Mahwah, New Jersey 07430.
The Annual Meeting will be held for the following purposes:
(1)
to consider the election of two directors to serve on the board of directors for three-year terms and until their successors are duly elected and qualified (Proposal One);

(2)
to consider the approval, by non-binding advisory vote, of the compensation paid to our named executive officers during fiscal 2016 (commonly known as a “say-on-pay” proposal) (Proposal Two);

(3)
to ratify the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending July 29, 2017 (Proposal Three); and

(4)
to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The board of directors has fixed the close of business on October 11, 2016 as the record date for the determination of the stockholders entitled to vote at the Annual Meeting or any adjournments or postponements thereof. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.
In order to conserve natural resources and reduce the cost of printing and distributing the proxy materials, while providing our stockholders with access to the proxy materials in a fast and efficient manner, we are pleased to be able to take advantage of the Securities and Exchange Commission rule allowing companies to use a “Notice and Access” model to provide their stockholders with access to proxy materials via the Internet. On or about October 27, 2016, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our stockholders informing them that our notice of annual meeting and proxy statement, Annual Report on Form 10-K and voting instructions are available on the Internet at www.proxyvote.com. As more fully described in the Notice of Internet Availability, all stockholders may choose to access our materials at https://materials.proxyvote.com/04351G or may request to receive paper copies of the proxy materials.
BY ORDER OF THE BOARD OF DIRECTORS
By:	/s/ Elliot S. Jaffe
Elliot S. Jaffe Non-Executive Chairman of the Board
Dated: October 27, 2016
YOUR VOTE IS VERY IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE HOPE THAT YOU WILL READ THE PROXY STATEMENT AND VOTE ON THE MATTERS TO BE CONSIDERED. YOU MAY VOTE YOUR PROXY BY TELEPHONE OR VIA THE INTERNET OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND RETURNING THE PROXY CARD ENCLOSED THEREIN.

i

ASCENA RETAIL GROUP, INC.
933 MacArthur Boulevard
Mahwah, New Jersey 07430
PROXY STATEMENT
In this proxy statement, the terms “we,” “us” and “our” refer to Ascena Retail Group, Inc., a Delaware corporation (“Ascena” or the “Company”), and its consolidated subsidiaries, ANN INC., referred to as “ANN”, Tween Brands, Inc., referred to as “Justice”, Lane Bryant, Inc., referred to as “Lane Bryant”, Maurices Incorporated, referred to as “maurices”, The Dress Barn, Inc., referred to as “dressbarn”, and Catherines Stores Corporation, referred to as “Catherines”.
General
The enclosed proxy is solicited by the board of directors (the “Board”) of Ascena for use at our 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 3:00 p.m. local time, on Thursday, December 8, 2016 at dressbarn’s Corporate Headquarters, Stage Street Café, 933 MacArthur Boulevard, Mahwah, New Jersey 07430, and any and all adjournments or postponements thereof. This proxy statement and form of proxy, along with our Annual Report for the fiscal year ended July 30, 2016, are being made available to our stockholders on or about October 27, 2016. The proxy statement and proxy card are being made available to you because our records indicate that you owned shares of our common stock on October 11, 2016, the record date for the Annual Meeting.
Our Board is soliciting your proxy to be used at the Annual Meeting. When you sign the proxy card, you appoint two of our directors, David Jaffe and Randy L. Pearce, as your representatives at the Annual Meeting. One or both of these individuals, or a substitute if necessary, will vote your shares at the Annual Meeting as you have instructed them on the proxy card. If you sign and deliver your proxy card, but you do not provide voting instructions, your proxy representative will vote in favor of the two nominees for director (Proposal One) and in favor of Proposals Two and Three, and with respect to any other matter that may be presented at the Annual Meeting, in the discretion of the proxy representative. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you complete, sign and return your proxy card in advance of the Annual Meeting as your plans may change.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 8, 2016
The Securities and Exchange Commission (the “SEC”) adopted rules that allow us to change the way we make our proxy statement and other Annual Meeting materials available to you. On or about October 27, 2016, we will begin mailing a notice, called the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), to our stockholders advising them that our proxy statement, Annual Report on Form 10-K and voting instructions can be accessed via the Internet at https://materials.proxyvote.com/04351G. You may then access these materials and vote your shares over the Internet or you may request that a printed copy of the proxy materials be sent to you. You will not receive a printed copy of the proxy materials unless you request one in the manner set forth in the Notice of Internet Availability. This allows us to conserve natural resources and reduces the cost of printing and distributing the proxy materials, while providing our stockholders with access to the proxy materials in a fast and efficient manner via the Internet. Copies of this proxy statement and our Annual Report on Form 10-K for the fiscal year ended July 30, 2016 are also available online at https://materials.proxyvote.com/04351G.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING
When and where will the Annual Meeting take place?
The Annual Meeting will be held on Thursday, December 8, 2016, at 3:00 p.m., at dressbarn’s Corporate Headquarters, Stage Street Café, 933 MacArthur Boulevard, Mahwah, New Jersey 07430.
What is the purpose of the Annual Meeting?
At our Annual Meeting, holders of our common stock will be asked to vote on the following proposals:
(1)
election of two directors to serve on the Board for three-year terms and until their successors are duly elected and qualified (Proposal One);

(2)
to consider the approval, by non-binding advisory vote, of the compensation paid to our named executive officers during fiscal 2016 (commonly known as a “say-on-pay” proposal) (Proposal Two);

(3)
ratification of the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending July 29, 2017 (Proposal Three); and

(4)
to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

What are the Board’s voting recommendations?
THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE TWO NOMINATED DIRECTORS, FOR THE SAY-ON-PAY PROPOSAL AND FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
Unless you give other instructions on your proxy card, the persons referred to as proxy holders on the proxy card will vote in accordance with the recommendations of the Board or, with respect to any other matter that may be presented at the Annual Meeting for which no recommendation is given, in their own discretion.
Could other matters be decided at the Annual Meeting?
Our bylaws require prior notification of a stockholder’s intent to request a vote on other matters at the Annual Meeting. The deadline for notification has passed, and we are not aware of any other matters that could be brought before the Annual Meeting. However, if any other business is properly presented at the Annual Meeting, your vote by proxy gives authority to David Jaffe and Randy L. Pearce, the persons referred to as proxy holders on the proxy card (or a substitute if necessary), to vote your shares on such matters at their discretion.
Who is entitled to attend the Annual Meeting?
All stockholders who owned our common stock at the close of business on October 11, 2016 (the “Record Date”), or their duly appointed proxies, may attend the Annual Meeting or any adjournments or postponements thereof. Registration begins at 3:00 p.m. on the date of the Annual Meeting. If you attend, please note that you may be asked to present valid photo identification, such as a driver’s license or passport. Please note that if you hold your shares in “street name” (that is, through a broker, bank or other nominee), you must obtain a signed and properly executed proxy from your broker, bank or other nominee to vote your shares held in street name at the Annual Meeting, and such proxy, together with a broker statement evidencing your ownership, must be presented at the Annual Meeting.
Who is entitled to vote at the Annual Meeting?
Subject to the foregoing, all stockholders who owned our common stock at the close of business on the Record Date are entitled to attend and vote at the Annual Meeting or at any adjournments or postponements thereof.

How many votes do I have?
You have one vote for each share of our common stock that you owned on the Record Date.
How many votes must be present to hold the Annual Meeting?
The presence in person or by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Once a share of the Company’s common stock is represented for any purpose at the Annual Meeting, it is deemed present for quorum purposes for the Annual Meeting and for any adjournment of the Annual Meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining the presence or absence of a quorum for the transaction of business. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a proposal because the broker or nominee does not have the necessary voting power for that proposal and has not received instructions from the beneficial owner. In order for us to determine that enough votes will be present to hold the Annual Meeting, we urge you to vote in advance by proxy even if you plan to attend the Annual Meeting.
Assuming a quorum is present, how many votes will be required to approve each proposal?
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A majority of the votes cast at the Annual Meeting will elect the two nominees to serve as directors. A “majority of the votes cast” means that the number of shares voted “FOR” a nominee for director exceeds the number of votes cast “AGAINST” such nominee;

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The say-on-pay proposal will be approved, by non-binding advisory vote, if the votes cast in favor of the proposal exceed the votes cast in opposition to the proposal; and

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The proposal to ratify the appointment of the Independent Registered Public Accounting Firm will be approved if the votes cast in favor of the proposal at the Annual Meeting exceed the votes cast in opposition to the proposal.

A note about broker non-votes: Under NYSE rules, brokers are not permitted to vote uninstructed shares for non-routine matters, which include director elections and executive compensation matters. As a result, if your shares are held by a brokerage firm for you as beneficial owner and you do not instruct your broker how to vote your shares on Proposal One (election of directors) or Two (the say-on-pay proposal), your brokerage firm cannot vote them for you. Please make sure that you provide instructions to your broker regarding Proposals One and Two. The ratification of the appointment of independent accountants is a routine item under NYSE rules. As a result, brokers who do not receive instructions as to how to vote on Proposal Three may vote on that matter in their discretion.
What is the effect of a “broker non-vote” or abstention on the proposals to be voted on at the Annual Meeting?
Abstentions and broker non-votes will be considered as present for quorum purposes, but will have no impact on the vote on any of the proposals.
How many votes may be cast by all stockholders?
A total of 194,672,630 votes may be cast at the Annual Meeting, consisting of one vote for each share of our common stock outstanding on the Record Date.
How do I vote?
You can vote your shares in one of two ways: either by proxy or in person at the Annual Meeting by written ballot. If you choose to vote by proxy you may do so via the Internet or by telephone, or by requesting a printed copy of the proxy materials and using the proxy card enclosed therein. Each of these procedures is explained below. Even if you plan to attend the Annual Meeting, the Board recommends that you vote by proxy so your shares of common stock will be voted as directed by you if you are unable to attend the Annual Meeting.

Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number of stockholders be represented by proxy. By following the procedures for voting via the Internet or by telephone, or by requesting a printed copy of the proxy materials and signing and returning the proxy card enclosed therein, you will enable Mr. D. Jaffe and/or Mr. Pearce, each of whom is named on the proxy card as a “proxy holder,” to vote your shares at the Annual Meeting in the manner indicated. If you sign and return your proxy card, but do not specify how you want your shares to be voted, they will be voted, in accordance with the Board’s recommendation, “FOR” the two director nominees named in Proposal One, in favor of Proposals Two and Three, and with respect to any other matter that may be presented at the Annual Meeting, in the discretion of the proxy holders named in your proxy card.
Voting via the Internet
You can vote your shares via the Internet by following the instructions in the Notice of Internet Availability or by accessing www.proxyvote.com and following the instructions contained on that website. The Internet voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your voting instructions have been properly recorded. If you vote via the Internet, you do not need to mail a proxy card.
Voting by Telephone
You can vote your shares by telephone by calling the number provided on the voting website (www.proxyvote.com) and on the proxy card. The telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm that your voting instructions have been properly recorded. If you vote via the telephone, you do not need to mail a proxy card.
Voting by Mail
You can vote by mail by requesting that a printed copy of the proxy materials be sent to your home address. Upon receipt of the materials, you may fill out the proxy card enclosed therein and return it per the instructions on the card.
May I change or revoke my vote after I submit my proxy?
Yes. To change your vote previously submitted by proxy, you may:
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Cast a new vote by mailing a new proxy card with a later date or by voting via the Internet or telephone on a later date; or

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If you hold shares in your name, attend the Annual Meeting and vote in person.

If you wish to revoke rather than change your vote, written revocation must be received by our Corporate Secretary prior to the Annual Meeting.
What if I participate in the Company’s 401(k) Savings Plan?
If you are a participant in the Company’s 401(k) Savings Plan (the “401(k) plan”) and own shares of the Company’s common stock in your 401(k) plan account as of the Record Date, you will receive, with respect to the number of shares held for your account under the 401(k) plan as of the Record Date, a proxy card that will serve as a voting instruction to the trustee of the 401(k) plan with respect to shares held for your account. Unless the proxy card is signed and returned, shares held in your account under the 401(k) plan will not be voted.
How can I attend the Annual Meeting?
Stockholders as of the close of business on the Record Date may attend the Annual Meeting. You may obtain directions to the location of the Annual Meeting by contacting Ascena’s Investor Relations Department at (551) 777-6895 or via email at asc-ascenainvestorrelations@ascenaretail.com.

What happens if the Annual Meeting is postponed or adjourned?
If the Annual Meeting is postponed or adjourned and no new record date is set, your proxy will remain valid and may be voted when the Annual Meeting is convened or reconvened. You may change or revoke your proxy until it is voted.
Will your independent registered public accounting firm participate in the Annual Meeting?
Yes. Our independent registered public accounting firm is Deloitte & Touche LLP. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, available to answer any questions you may have and will have the opportunity to make a statement.
Are members of the Board required to attend the Annual Meeting?
Directors are encouraged, but not required, to attend the Annual Meeting. All of the Company’s then current directors attended the 2015 Annual Meeting of Stockholders, except for Mr. Klaus Eppler, a member of the Board who notified the Company of his decision to retire from the Board effective at the end of the 2015 Annual Meeting of Stockholders.
Who will pay the expenses incurred in connection with the solicitation of my vote?
We pay all costs and expenses related to preparation of these proxy materials and solicitation of your vote and all Annual Meeting expenses. None of our directors, officers or employees will be specially compensated for these activities. We reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of our common stock, but we will not pay any compensation for their services.
Why did I receive more than one Notice of Internet Availability?
You may receive multiple Notices of Internet Availability if you hold your shares of our common stock in multiple accounts (such as through a brokerage account and an employee benefit plan, such as the 401(k) plan). To ensure all your shares are represented at the Annual Meeting, please vote your shares as instructed in each Notice of Internet Availability you receive.
If your household is receiving multiple Notices of Internet Availability and you wish to request delivery of a single copy or wish to enroll in electronic (email) delivery of the proxy materials, you may send a written request to Ascena Retail Group, Inc., 933 MacArthur Boulevard, Mahwah, New Jersey 07430, Attention: Investor Relations or via email at asc-ascenainvestorrelations@ascenaretail.com.
How do I obtain a separate Notice of Internet Availability if I share an address with other stockholders?
In order to reduce printing and postage costs, only one Notice of Internet Availability is being delivered to multiple stockholders sharing an address unless we received contrary instructions from one or more of the stockholders sharing that address. If your household has received only one Notice of Internet Availability, we will promptly deliver an additional Notice of Internet Availability to any stockholder who sends a written request to: Ascena Retail Group, Inc., 933 MacArthur Boulevard, Mahwah, New Jersey 07430, Attention: Investor Relations or via email at asc-ascenainvestorrelations@ascenaretail.com. If you wish to receive a separate Notice of Internet Availability in the future, you can notify us by mailing a written request to the address above by calling our Investor Relations Department at (551) 777-6895 or via email at asc-ascenainvestorrelations@ascenaretail.com.
Can I view these proxy materials electronically?
Yes. You may access the proxy statement and our annual report at https://materials.proxyvote.com/04351G. In addition to the fiscal 2016 proxy statement and Annual Report on Form 10-K, you can view all of our other filings with the SEC on our website at the “for investors” page at www.ascenaretail.com, accessible through the “Investor Relations Menu.”

How can I receive copies of the Company’s year-end SEC filings?
We will furnish without charge to any stockholder who requests, in writing, a copy of our Annual Report on Form 10-K, including financial statements and related schedules, for the fiscal year ended July 30, 2016, as filed with the SEC. Any such request should be directed to Ascena Retail Group, Inc., 933 MacArthur Boulevard, Mahwah, New Jersey 07430, Attention: Investor Relations or via email at asc-ascenainvestorrelations@ascenaretail.com.
How do stockholders submit proposals for the Company’s 2017 Annual Meeting of Stockholders?
Proposals of stockholders intended to be presented at the 2017 Annual Meeting of Stockholders and desired to be included in our proxy statement for that meeting must be received by our Corporate Secretary, c/o Ascena Retail Group, Inc., 933 MacArthur Boulevard, Mahwah, New Jersey 07430, by no later than June 29, 2017 in order to be included in such proxy statement. Any such proposal must also meet the other requirements of the rules of the SEC relating to stockholder proposals. Generally, if written notice of any stockholder proposal intended to be presented at the 2017 Annual Meeting of Stockholders, and not included in our proxy statement for that meeting, is not delivered to the Corporate Secretary at the above address by June 29, 2017, or if such notice does not contain the information required by Section 7 of Article II of our bylaws, the chair of the meeting may declare that such stockholder proposal be disregarded.
Can I see a list of stockholders entitled to vote at the Annual Meeting?
A complete list of the stockholders entitled to vote at the Annual Meeting is available for inspection at the principal office of the Company upon written request to the Company by a stockholder, and at all times during the Annual Meeting at the place of the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT OUR BOARD AND
CORPORATE GOVERNANCE MATTERS
What is the makeup of the Board and how often are members elected?
Our Board currently has nine members, divided into three classes, each with a staggered three-year term of office. Only two directors, Kay Krill and Katie J. Bayne, whose terms are expiring as of the date of the Annual Meeting, shall stand for election this year. On October 19, 2016, Mr. Elliot S. Jaffe, our Co-Founder and Non-Executive Chairman of the Board, notified the Company of his intention not to stand for re-election at the 2016 Annual Meeting of Stockholders, and to retire as an officer of the Company and from the Board, effective at the end of the 2016 Annual Meeting of Stockholders.
How often did the Board meet in fiscal 2016?
The Board met five times during fiscal 2016 and otherwise accomplished its business through the work of the committees described below. During fiscal 2016, each incumbent director attended at least 75% of the meetings of the Board and of the standing committees of which he or she was a member during his or her tenure.
Do the non-management directors meet in regularly scheduled executive sessions?
Yes. The non-management members of our Board meet in regularly scheduled executive sessions without any members of management present.
Does the Company have any formal policies or requirements concerning Board Leadership?
We do not have a formal policy regarding the separation of our Chairman and our Chief Executive Officer (“CEO”) positions. Currently, the positions of Non-Executive Chairman of the Board and CEO are separated and historically have been separated at the Company for a number of years. On October 19, 2016, Mr. Elliot S. Jaffe, our Co-Founder and Non-Executive Chairman of the Board, notified the Company of his intention not to stand for re-election at the 2016 Annual Meeting of Stockholders, and to retire as an officer of the Company and from the Board, effective at the end of the 2016 Annual Meeting of Stockholders. In light of Mr. E. Jaffe’s pending retirement as Non-Executive Chairman of the Board, the Board is currently evaluating who will serve as the next chairperson of the Board.
The Company also believes that strong, independent Board leadership is a critical aspect of effective corporate governance. Accordingly, in March 2015 the Board appointed Mr. Pearce to serve as the Company’s Lead Independent Director. As specified in our Corporate Governance Guidelines, the responsibilities of the Lead Independent Director are as follows:
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consult with the Chairman as to an appropriate schedule of Board meetings;

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consult with the Chairman regarding and approve the information, agenda and schedules of the meetings of the Board;

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call meetings of the independent directors, as appropriate;

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serve as chairman of the executive sessions of the independent directors;

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serve as liaison between the independent directors and the Chairman and between the independent directors and senior management;

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ensure that independent directors have adequate opportunities to meet and discuss issues in sessions of the independent directors without management present;

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chair the meetings of the Board when the Chairman and the CEO are not present;

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recommend to the Board the retention of advisors and consultants who report directly to the Board; and

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respond to questions and comments from major stockholders that are directed to the Lead Independent Director or to the independent directors as a group, with such consultation with the Chairman and other directors as may be appropriate.

How does the Board determine which directors are independent?
Our Board determines whether an individual director satisfies all of the independence standards of the SEC and the NASDAQ Global Select Market, as such standards may be amended from time to time, and also that the director has no material relationship with us (either directly or as a partner, stockholder or officer of any entity) that would be inconsistent with a finding of independence.
Which directors have been designated as independent?
The Board affirmatively determined that Katie J. Bayne, Kate Buggeln, Klaus Eppler (who retired from the Board effective at the end of the 2015 Annual Meeting of Stockholders), Randy L. Pearce, Carl Rubin, John Usdan (who retired from the Board effective June 1, 2016) and Linda Yaccarino, are “independent,” as defined under Rule 5605(a)(2) of The NASDAQ Stock Market.
What are the standing committees of the Board?
Our Board has three standing committees: the Audit Committee, the Leadership and Corporate Governance Committee (formerly known as the Nominating and Corporate Governance Committee) and the Compensation and Stock Incentive Committee (referred to as our “Compensation Committee”).
Who are the current members of the standing committees?
Committee	Members	Chairperson
Audit Committee	Kate Buggeln Randy L. Pearce Carl Rubin	Randy L. Pearce
Leadership and Corporate Governance Committee	Kate Buggeln Katie J. Bayne	Kate Buggeln
Compensation Committee	Randy L. Pearce Carl Rubin	—
Are all of the members of the standing committees independent?
Yes. The Board has determined that the members of each of the standing committees are independent pursuant to applicable SEC and NASDAQ Stock Market rules.
Do all of the standing committees operate under a written charter?
Yes. The charters of each of the standing committees are posted on the “for investors” page of the Company’s website at www.ascenaretail.com, accessible through the “Investor Relations Menu.”
What are the functions of the standing committees?
Audit Committee
It is the responsibility of the Audit Committee to assist the Board in its oversight of our financial accounting and reporting practices. The duties of the Audit Committee include: (i) monitoring our financial reporting process and system of internal controls; (ii) selecting our independent registered public accounting firm; (iii) monitoring the independence and performance of our independent registered public accounting firm and internal auditing function; and (iv) providing an avenue of communication among the independent registered public accounting firm, management, the internal auditing functions and the Board. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to our independent registered public accounting firm as well as our internal auditors. The Audit Committee has the ability to retain, at our expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties. The Audit Committee also prepared the Audit Committee Report for inclusion in the proxy statement. See “Audit Committee Report.” The Board has determined that all members of the Audit Committee are “independent,” as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the listing standards of The NASDAQ Stock Market and meet the “financial sophistication” requirement within the meanings of The NASDAQ Stock Market rules, and has also determined that Mr. Pearce qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K.
Leadership and Corporate Governance Committee
The function of the Leadership and Corporate Governance Committee is to assist the Board by (i) identifying qualified individuals to become Board members, and recommending for selection by the Board the director nominees to stand for election at the next annual meeting of the Company’s stockholders, (ii) recommending the composition of the Board and its committees, (iii) reviewing and recommending changes to the Board, as may be required, with respect to the Company’s Corporate Governance Guidelines and the corporate governance policies and practices of the Company, (iv) leading the Board in its annual review of the Board’s performance, (v) reviewing the succession planning recommendations for certain of the Company’s senior officers, and (vi) advising the Board regarding diversity and inclusion matters.
The responsibilities and duties of the Leadership and Corporate Governance Committee also include advising the Board with respect to the charters, structure and operations of the various committees of the Board and qualifications for membership thereon, including any independence standards for committee membership. The Leadership and Corporate Governance Committee also makes recommendations to the Board regarding which directors should serve on the various committees of the Board.
The Leadership and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating director candidates. Candidates may come to the attention of the Leadership and Corporate Governance Committee through current directors, members of management, stockholders or other persons. From time to time, the Leadership and Corporate Governance Committee may also engage a search firm to assist in identifying potential Board candidates, although no such firm was used to identify any of the director nominees proposed for election at the Annual Meeting. Once the Leadership and Corporate Governance Committee has identified a prospective nominee, the Leadership and Corporate Governance Committee evaluates the prospective nominee against the standards and qualifications set out in the Leadership and Corporate Governance Committee’s charter and the Company’s Corporate Governance Guidelines, including the individual’s potential contributions in providing advice and guidance to the Board and management. The Leadership and Corporate Governance Committee seeks to identify nominees who possess a wide range of experience, skills, areas of expertise, knowledge and business judgment. The Leadership and Corporate Governance Committee evaluates all candidates for director, regardless of the person or firm recommending such candidate. In considering director nominees to stand for election or to fill any vacancy, the Leadership and Corporate Governance Committee and the Board take into account, in addition to such other factors as they deem relevant, such factors as the desirability of selecting directors who are accomplished in their respective fields, with superior credentials and reputation, are believed to have (i) relevant expertise and experience upon the basis of which such person could offer advice and guidance to management and (ii) sufficient time available to devote to the affairs of the Company, are believed to be able to work with the other members of the Board, are believed to be able to represent the long-term interests of the Company’s stockholders as a whole, and are selected with a view to the Board being diverse and representing a range of backgrounds and experience. The Leadership and Corporate Governance Committee and the Board also consider all applicable legal and regulatory requirements, as well as any requirements under the Company’s Second Amended and Restated Certificate of Incorporation, as amended, and bylaws that govern the composition of the Board as from time to time in effect.
The Board, with the advice and recommendation of the Leadership and Corporate Governance Committee, determines the total number of directors and selects nominees with a view to maintaining a Board that is strong in its collective knowledge and has a diversity of not only skills and experience, but also diversity in gender, culture and geography. The Board and Leadership and Corporate Governance Committee assess the effectiveness of the Company’s diversity policies by reviewing the nominees for director to determine if such nominees satisfy the Company’s then-current needs.

The Board, the Leadership and Corporate Governance Committee and the Company are committed to diversity and inclusion and recognize the benefits diversity and inclusion can contribute to achieving the Company’s goals. Accordingly, the Leadership and Corporate Governance Committee is responsible for advising the Board regarding diversity and inclusion matters in an effort to promote, foster and nurture a diverse and inclusive workforce, culture and provision of services at the Company.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines, a copy of which is posted on the “for investors” page of the Company’s website at www.ascenaretail.com, accessible through the “Investor Relations” menu. The Leadership and Corporate Governance Committee assists the Board in carrying out the Corporate Governance Guidelines, monitors the compliance by the Board and its committees with the Corporate Governance Guidelines, and, from time to time as it deems appropriate, reviews and reassesses the adequacy of the Corporate Governance Guidelines and recommends any proposed revisions to the Corporate Governance Guidelines to the Board for approval. The Corporate Governance Guidelines address topics such as (i) Board size, (ii) Board meetings and agendas, (iii) committees, (iv) separation of chairman and chief executive officer, (v) lead independent director, (vi) executive sessions of independent directors, (vii) director qualifications and attributes, (viii) director independence, (ix) director selection, (x) majority approval vote in uncontested director elections, (xi) director orientation, (xii) director access to officers and employees, (xiii) director responsibilities, (xiv) changes in directors’ principal occupation, position or responsibility, (xv) outside directorships, (xvi) stockholder communications with the Board, (xvii) consideration of director candidates nominated by stockholders, (xviii) director compensation, (xix) restrictions on hedging and pledging transactions, (xx) annual evaluation of the Company’s chief executive officer and succession planning, and (xxi) annual evaluation of the Board.
Compensation Committee
The function of the Compensation Committee is to assist the Board by: (i) evaluating and determining all matters relating to the compensation (including base salary, incentive compensation and equity-based awards) of our Non-Executive Chairman, President and CEO, our other executive officers (including the named executive officers) and certain other key executives and employees; (ii) administering and functioning as the committee that is authorized to grant stock options, restricted stock and/or restricted stock units (“RSUs”) and other equity-based and incentive awards to executive officers and such other key executives and employees as the Compensation Committee shall determine under our stock and cash incentive plans, including the 2016 Omnibus Incentive Plan, amended and restated effective December 10, 2015 (formerly known as the 2010 Stock Incentive Plan) (the “Omnibus Incentive Plan”) and as the committee authorized to grant awards under other incentive plans applicable to the executive officers of the Company as in effect from time to time; and (iii) reviewing and reporting to the Board on such other matters as may be appropriately delegated by the Board for the Compensation Committee’s consideration.
The Compensation Committee has sole authority to retain and obtain the advice of compensation consultants, outside legal counsel and other advisers, each referred to herein as an “Adviser,” to assist it with the execution of its duties and responsibilities. The Compensation Committee has the authority to set the compensation and other terms and conditions and oversee the work of the Advisers, to receive appropriate funding from the Company for the payment of compensation to the Advisers and to terminate the services of an Adviser. In selecting Advisers, the Committee will take into account factors it considers appropriate or as may be required by law, regulation or under the NASDAQ listing standards.
Since 2010, Radford Consulting, a separate business unit of Aon Consulting and a separate division of Aon Hewitt Corporation (“Radford”), an independent compensation consultant, has met regularly with the Compensation Committee and provides it with advice regarding the design and implementation of our executive compensation program. Management did not specifically recommend Radford, and Radford and its affiliates do not provide any services other than executive compensation consulting services to the Company. The Compensation Committee has determined that Radford does not have any conflict of interest in its dealings with the Compensation Committee (or the Company). The Compensation Committee made this determination, in part, by reviewing and considering the factors set out by the applicable SEC rules and NASDAQ listing standards addressing compensation advisor conflicts of interest. The Compensation Committee approved the following executive compensation consulting services provided by Radford during fiscal 2016:

•
conducted studies and made recommendations regarding executive compensation structure, including with regard to the compensation programs covering ANN, Justice, Lane Bryant, maurices, dressbarn and Catherines as well as the Company’s bonus and long-term incentive programs;

•
provided market data, assisted in the development of the peer group and performed benchmarking;

•
advised the Compensation Committee as to best practices; and

•
assisted in the preparation of our compensation related disclosure included in this proxy statement.

The results of this analysis were used by the Compensation Committee in determining fiscal 2016 compensation for our Non-Executive Chairman, President and CEO, other executive officers (including the named executive officers) and certain other key executives and employees.
In providing its services to the Compensation Committee, with the Compensation Committee’s knowledge, Radford contacted the Company’s management from time to time to obtain data and other information from the Company and worked together with management in the development of proposals and alternatives for the Compensation Committee to review and consider.
The Compensation Committee intends to regularly evaluate the nature and scope of the services provided by Radford. In order to ensure that Radford is independent, Radford is only engaged by, takes direction from, and reports to the Compensation Committee and, accordingly, only the Compensation Committee has the right to terminate or replace Radford at any time.
Management has retained Korn Ferry Hay Group as their compensation consultant. Korn Ferry Hay Group and its affiliates do not provide services other than compensation consulting services to the Company. Korn Ferry Hay Group participated in the Compensation Committee meetings throughout fiscal 2016 to provide retail executive compensation knowledge and expertise and participated in discussions regarding CEO compensation, the peer group selection process and executive compensation trends, among other activities. The Compensation Committee has determined that Korn Ferry Hay Group does not have any conflict of interest in its dealings with management, the Compensation Committee or the Company. This determination was made, in part, by reviewing and considering the factors set out by the applicable SEC rules and NASDAQ listing standards addressing compensation advisor conflicts of interest.
How many times did each standing committee meet in fiscal 2016?
During fiscal 2016, the Audit Committee met six times, the Compensation Committee met eight times and the Leadership and Corporate Governance Committee met twice.
What is the Board’s role in the risk oversight process?
It is management’s responsibility to manage risk and bring to the Board’s attention risks that are material to the Company. The Board exercises its oversight of the Company’s risks through regular reports to the Board from David Jaffe, in his role as CEO, and other members of senior management on areas of material risk, actions and strategies to mitigate those risks and the effectiveness of those actions and strategies. The Board also administers its risk oversight function through its Audit and Compensation Committees.
The Audit Committee discusses with management the Company’s policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps management has taken to monitor and control those risks. Members of senior management with responsibility for oversight of particular risks report to the Audit Committee periodically throughout the year. The Company’s chief internal audit executive annually prepares a comprehensive risk assessment report which identifies the material business risks (including strategic, operational, financial reporting and compliance risks) for the Company as a whole, as well as for each business unit, and identifies the controls that address and mitigate those risks. The chief internal audit executive reviews that report with the Audit Committee each year. The Audit Committee reports to the full Board annually, or more frequently as required, on its review of the Company’s risk management.
The Compensation Committee establishes our executive compensation programs in a balanced and diversified manner while also creating significant, yet appropriate, incentives for strong performance based on our business and strategic plan. In most cases, each component of our performance-based compensation program is subject to a limit on the cash paid or the number of shares delivered. We believe that our compensation programs reflect a balance of short-term, long-term, guaranteed and performance based compensation in order not to encourage excessive risk-taking. A significant portion of our compensation program includes performance-based compensation with multi-year performance targets and vesting. We believe that this helps to ensure that our NEOs and other employees focus on the health of our business and the success of broad performance metrics that will deliver stockholder value over time and discourages excess risk-taking by our NEOs and other employees. The Compensation Committee also evaluates on a regular basis our overall mix of equity-based incentive awards relative to cash-based incentive awards to align our executive’s incentives with stockholder interests and long-term value.
How does the Board evaluate director candidates recommended by stockholders?
The Leadership and Corporate Governance Committee does not evaluate stockholder nominees differently than any other nominee. Pursuant to policies set forth in our Leadership and Corporate Governance Committee Charter and Corporate Governance Guidelines, our Leadership and Corporate Governance Committee will consider stockholder nominations for directors if we receive timely written notice, in proper form, of the intent to make a nomination at a meeting of stockholders. To be timely for the 2017 Annual Meeting, the notice must be received within the time frame discussed above under the heading “How do stockholders submit proposals for the Company’s 2017 Annual Meeting of Stockholders?”. To be in proper form, the notice must, among other things, include each nominee’s written consent to be named as a nominee and to serve as a director if elected, the number of shares held of record and beneficially owned by the nominee, and any other information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required pursuant to Regulation 14A under the Exchange Act.
How are directors compensated?
Cash Compensation
For fiscal 2016, we paid our non-employee Board members as follows:
•
An annual fee at the rate of  $80,000 per year

•
Annual fees to each non-employee committee member (excluding committee chairs) are as follows:

•
Audit Committee Fee: $15,000 per year

•
Compensation Committee Fee: $12,500 per year

•
Leadership and Corporate Governance Committee Fee: $10,000 per year

•
Annual fees to the committee chairs are as follows:

•
Audit Committee Chair Fee: $25,000 per year

•
Compensation Committee Chair Fee: $20,000 per year

•
Leadership and Corporate Governance Committee Chair Fee: $15,000 per year

•
An annual fee to the Lead Independent Director of  $30,000

The Board, in consultation with the Company’s compensation consultant, and the Company’s CEO, analyzes the Company’s Board compensation in comparison to its peer group, and determines on an annual basis whether to adjust Board compensation.

Equity Compensation
The Company generally makes equity grants of RSUs on an annual cycle. For fiscal 2016, the following non-employee directors were granted RSUs under the 2016 Omnibus Incentive Plan: Mses. Bayne — 12,708; Buggeln — 9,843; Krill — 12,708; Messrs. Pearce — 9,843; Usdan — 9,843 as described below. The RSUs vest 1/3 on each of the first, second and third anniversaries of the grant date. Although Messrs. Kirshenbaum and Rubin did not receive RSUs during fiscal 2016, it is expected that they will be granted RSU awards in fiscal 2017 in recognition of their services in fiscal 2016.
David Jaffe, our President and CEO, and Elliot S. Jaffe, our Non-Executive Chairman of the Board, are executive officers of the Company and do not receive any additional cash compensation for their services as directors. Compensation paid to these individuals for their services as executive officers during fiscal 2016 is reflected in the Summary Compensation Table below. Our Non-Executive Chairman, Elliot S. Jaffe, received 9,843 RSUs in connection with his service as a director for fiscal 2016. On October 19, 2016, Mr. Elliot S. Jaffe, our Co-Founder and Non-Executive Chairman of the Board, notified the Company of his intention not to stand for re-election at the 2016 Annual Meeting of Stockholders, and to retire as an officer of the Company and from the Board, effective at the end of the 2016 Annual Meeting of Stockholders.
For fiscal 2016, total compensation for our non-employee Board members was in line with our target total compensation objective to be within or about the 65th percentile of the peer group utilized in determining the compensation of our named executive officers, which peer group is identified below under “Compensation Benchmarking” in the Compensation Discussion and Analysis.
Are directors and executive officers required to own a minimum amount of the Company shares of common stock?
Our Board believes it is important that our non-employee directors and executive officers have, and are recognized both internally and externally as having, long-term financial interests that are aligned with those of our stockholders. In fiscal 2012, pursuant to the recommendation of the Compensation Committee, the Board adopted stock ownership guidelines for our President and CEO and non-employee directors (the “Ownership Guidelines”). In June 2016, the Ownership Guidelines were amended and restated to, among other things, expand the group of persons subject to the Ownership Guidelines to include all members of our leadership team, including each of the Company’s executive officers (other than Elliot S. Jaffe) and presidents of each of the Company’s brands. The Ownership Guidelines with respect to our President and CEO became effective in September 2011, with respect to our non-employee directors, became effective on December 7, 2011, and with respect to all such other members of Company leadership, became effective on June 2, 2016. See “Executive Compensation — Compensation Discussion and Analysis — Stock Ownership Guidelines for Executive Officers” below for a discussion of the Ownership Guidelines as amended and restated, with regard to our President and CEO and all such other members of Company leadership.
Under the Ownership Guidelines, non-employee directors are required to hold (determined annually as of the last day of the prior fiscal year) three times their annual cash retainer (currently $80,000 per annum, for a total of  $240,000).
The Ownership Guidelines authorize a transition period to achieve the 3-times ownership level of five years from the later of December 7, 2011 and the date the director commences service on our Board. Ownership includes: (i) shares of our stock acquired on the open market or purchased through the exercise of stock options or settlement of any other type of equity award (such as restricted stock, RSUs, deferred stock or a deferred stock unit); (ii) vested equity awards (other than stock options or stock appreciation awards); (iii) vested shares of our stock allocated under any tax-qualified plan (although non-employee directors may not participate in the 401(k) plans, if a director previously was an employee and participated in the plan, such shares would count as “owned”); and (iv) unvested RSUs (but excluding unvested performance-based equity awards). Shares held individually or jointly or by a “family member” (as defined in the securities laws which would include certain trusts, family partnerships and foundations) would count as “owned” by the non-employee director. Stock options awards do not count towards the stock ownership requirement. The Ownership Guidelines, as amended and restated, are posted on the “for investors” page of the Company’s website at www.ascenaretail.com, accessible through the “Investor Relations Menu.”

Indemnification Agreements
Ascena has entered into indemnification agreements (collectively, the “Indemnification Agreements”) with each of the members of the Board. Ascena also entered into Indemnification Agreements with Robb Giammatteo, Executive Vice President and Chief Financial Officer (“CFO”), John Pershing, Executive Vice President, Chief Human Resources Officer and Duane D. Holloway, Executive Vice President and General Counsel. The Indemnification Agreements supplement the Company’s Second Amended and Restated Certificate of Incorporation, as amended, and bylaws and Delaware law in providing certain indemnification rights to these individuals. The Indemnification Agreements provide, among other things, that we will indemnify these individuals to the fullest extent permitted by Delaware law and to any greater extent that Delaware law may in the future permit, including the advancement of attorneys’ fees and other expenses incurred by such individuals in connection with any threatened, pending or completed action, suit or other proceeding, whether of a civil, criminal, administrative, regulatory, legislative or investigative nature, relating to any occurrence or event before or after the date of the Indemnification Agreements, by reason of the fact that such individuals are or were our directors or officers, subject to certain exclusions and procedures set forth in the Indemnification Agreements.

FISCAL 2016 DIRECTOR COMPENSATION TABLE
The following table provides each element of non-employee director compensation for fiscal 2016.
Name	Fees Earned or Paid in Cash ($)	RSU Awards ($)(1)	All Other Compensation ($)	Total ($)
Katie J. Bayne(2)	63,400	130,003	—	193,403
Kate Buggeln	108,750	130,006	—	238,756
Klaus Eppler(3)	37,500	130,006	—	167,506
Steven L. Kirshenbaum(4)	50,000	—	—	50,000
Kay Krill(5)	64,000	130,003	—	194,003
Randy L. Pearce	147,500	130,006	—	277,506
Carl Rubin(3)	63,750	—	—	63,750
John Usdan(6)	95,330	130,006(7)	—	225,336

(1)
Reflects the aggregate grant date fair value of RSU awards calculated in accordance with ASC Topic 718. Assumptions used in the valuation of equity based awards are discussed in “Stock-Based Compensation” in Note 16 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended July 30, 2016.

(2)
Ms. Bayne joined the Board effective November 2, 2015.

(3)
Effective December 10, 2015, Mr. Eppler retired from the Board and Mr. Rubin was appointed to fill the resulting vacancy.

(4)
Mr. Kirshenbaum joined the Board effective December 10, 2015.

(5)
Ms. Krill joined the Board effective October 7, 2015.

(6)
Mr. Usdan retired from the Board effective June 1, 2016.

(7)
RSU award forfeited following Mr. Usdan’s resignation from the Board effective June 1, 2016

As of July 30, 2016, the aggregate number of unvested RSUs and vested and unvested stock options held by each non-employee director was:
Name	Number of Vested RSUs	Number of Unvested RSUs	Number of Vested Options	Number of Unvested Options
Katie J. Bayne	—	12,708	—	—
Kate Buggeln	10,000	14,843	70,002	—
Klaus Eppler	5,000	—	80,000	—
Steven L. Kirshenbaum	—	—	—	—
Kay Krill	—	12,708	—	—
Randy L. Pearce	10,000	14,843	90,000	—
Carl Rubin	—	—	—	—
John Usdan	5,000	—	—	—
Do you have a written Code of Ethics?
Yes, our “Code of Ethics for Senior Financial Officers” is posted on the “for investors” page of the Company’s website at www.ascenaretail.com, accessible through the “Investor Relations Menu.” This code complies with the requirements of the Sarbanes-Oxley Act of 2002 pertaining to codes of ethics for chief executives and senior financial and accounting officers. If we amend or waive a provision of our “Code of Ethics for Senior Financial Officers” that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, we will post such information at this location on our website. A copy of the code of ethics will be provided to any stockholder upon request.

Do you have a Whistleblower Policy?
Yes, as required by the Sarbanes-Oxley Act of 2002, we have established a confidential hotline for employees to call with any information regarding concerns about accounting or auditing matters. All calls are referred to the Chair of the Audit Committee. Our “Whistleblower Policy” is posted on the “for investors” page of the Company’s website at www.ascenaretail.com, accessible through the “Investor Relations Menu.”
How can I communicate with members of the Board?
You may contact any member of the Board by writing to our Board at:
Ascena’s Board of Directors
c/o Chair of the Audit Committee
Ascena Retail Group, Inc.
933 MacArthur Boulevard
Mahwah, New Jersey 07430
To the extent reasonably practical under the circumstances, all such communications are treated confidentially and you can remain anonymous when communicating your concerns.
When does your fiscal year end?
Our fiscal years end on the last Saturday in July. References in this proxy statement to a “fiscal year” are to the calendar year in which the fiscal year ends. For example, the fiscal year ended July 30, 2016 is referred to as “fiscal 2016.”

PROPOSAL ONE
ELECTION OF DIRECTORS
Our Second Amended and Restated Certificate of Incorporation, as amended, provides for a classified Board divided into three classes, each with a staggered three-year term of office and each class of directors as nearly equal in number as possible. At the Annual Meeting, two directors are to be elected for three-year terms. On the recommendation of the Leadership and Corporate Governance Committee, the Board has nominated Kay Krill and Katie J. Bayne, current directors whose terms of office expire at the Annual Meeting, for election for three-year terms expiring at the 2019 Annual Meeting of Stockholders. Each nominee has indicated that she will serve if elected. We do not anticipate that any Board nominee will be unable or unwilling to stand for election, but should any such nominee be unavailable for election for any reason, your proxy, to the extent permitted by applicable law, may be voted with discretionary authority in connection with the nomination by the Board and the election of any substitute nominee. On October 19, 2016, Mr. Elliot S. Jaffe, our Co-Founder and Non-Executive Chairman of the Board, notified the Company of his intention not to stand for re-election at the 2016 Annual Meeting of Stockholders, and to retire as an officer of the Company and from the Board, effective at the end of the 2016 Annual Meeting of Stockholders.
On October 7, 2015, the Board authorized an increase in the size of the Board to seven directors pursuant to the Company’s bylaws and appointed Kay Krill, who served as a member of the Board of Directors of ANN until the date it was acquired by the Company, to fill the resulting vacancy as a member of the class of directors whose term of office expires at the Company’s 2016 Annual Meeting of Stockholders. Further, on November 2, 2015, the Board authorized an increased in the size of the Board to eight directors pursuant to the Company’s bylaws and appointed Katie J. Bayne, who served as a member of the Board of Directors of ANN until the date it was acquired by the Company, to fill the resulting vacancy as a member of the class of directors whose term of office expires at the Company’s 2016 Annual Meeting of Stockholders. On December 10, 2015, Klaus Eppler notified the Company of his decision to retire from the Board effective at the end of the Company’s 2015 Annual Meeting of Stockholders. Immediately following Mr. Eppler’s retirement, the Board appointed Carl Rubin to fill the resulting vacancy as a member of the class of directors whose term of office expires at the Company’s 2017 Annual Meeting of Stockholders. Also, on December 10, 2015, the Board increased the size of the Board to nine directors pursuant to the Company’s bylaws, and appointed Steven L. Kirshenbaum to fill the resulting vacancy as a member of the class of directors whose term of office expires at the Company’s 2018 Annual Meeting of Stockholders. On March 3, 2016, John Usdan informed the Company of his intention to retire from the Board effective June 1, 2016. Following Mr. Usdan’s retirement from the Board, on October 5, 2016, the Board appointed Linda Yaccarino to fill the resulting vacancy as a member of the class of directors whose term of office expires at the Company’s 2018 Annual Meeting of Stockholders.
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE
ELECTION OF THE NOMINEES LISTED BELOW TO SERVE AS DIRECTORS.
Information about Director Nominees:
Following is information regarding the director nominees and the other continuing directors.
Name of Director Nominee and Age	Director Since
Kay Krill, 61	2015
Katie J. Bayne, 50	2015
KAY KRILL served as Chief Executive Officer of ANN, which was acquired by the Company on August 21, 2015, from 2005 through October 31, 2015, and as President of ANN from 2004 through October 31, 2015. Ms. Krill also served as a member of the Board of Directors of ANN from 2004 until the date that it was acquired by the Company. From 2001 to 2004, Ms. Krill served as President of ANN’s LOFT Division. From 1998 to 2001, Ms. Krill was Executive Vice President, Merchandise and Design of ANN’s LOFT Division. From 1996 to 1998, Ms. Krill served as Senior Vice President, General Merchandise Manager of ANN’s LOFT Division and, from 1994 to 1996, she was Vice President of Merchandising for Ann Taylor. Prior to joining ANN, Ms. Krill held various management positions at several retailers including The Talbots, Inc. and Hartmarx Corporation. The Board selected Ms. Krill to serve as a director based on her experience as the chief executive officer and board member of a specialty retailer, and her extensive experience in the apparel industry.
KATIE J. BAYNE serves as Senior Vice President, Global Sparkling Brands at The Coca-Cola Company. In this role, she is responsible for global marketing, portfolio strategy and innovation for the flagship brand, Coca-Cola, and the company’s other sparkling brands around the world. Ms. Bayne joined Coca-Cola in 1989 in brand management and has since held roles of increasing responsibility, focused on consumer strategy, retail marketing and consumer marketing in the U.S. and Australia. From 2010 to 2013, she was President and General Manager, Sparkling Beverages, Coca-Cola North America. Prior to her current position, Ms. Bayne served as President, North America Brands for The Coca-Cola Company. With 27 years as an executive at Coca-Cola, Ms. Bayne brings extensive strategic marketing and brand management experience to the Company. Throughout her career in leadership roles at Coca-Cola, Ms. Bayne acquired vast managerial and operational knowledge of the retail industry, both domestically and internationally. Ms. Bayne previously served on the board of directors of ANN until its acquisition by the Company in August 2015. The Board selected Ms. Bayne to serve as a director based on her strong background in consumer strategy, retail marketing and consumer marketing.
Directors with Terms Expiring in 2017
Name of Director and Age	Director Since
David Jaffe, 57	2001
Kate Buggeln, 55	2004
Carl Rubin, 57	2015
DAVID JAFFE has been our President and CEO since 2002. Previously, he had been Vice Chairman and Chief Operating Officer since 2001. Mr. Jaffe joined our Company in 1992 as Vice President, Business Development and became Senior Vice President in 1995, Executive Vice President in 1996 and Vice Chairman in 2001. He is the son of Elliot S. and Roslyn S. Jaffe. Elliot S. Jaffe is Non-Executive Chairman of the Board and an executive officer. Roslyn S. Jaffe is a co-founder and Director Emeritus. David Jaffe is the brother of Elise Jaffe, a non-executive officer and a more than 5% stockholder, and Richard Jaffe, who owns approximately 5% of the Company’s stock. The Board selected Mr. Jaffe to serve as a director based on his extensive retail and financial background.
KATE BUGGELN is a Senior Advisor with Irving Place Capital and serves on the Governing Board of the Business Council for Peace. Ms. Buggeln has provided business strategy and brand management consulting services since 2005. Ms. Buggeln was Senior Vice President, Strategic Planning and Business Development at Coach, Inc. from 2001 to 2004. Ms. Buggeln is also a director of VS Holdings, Inc., the parent company of The Vitamin Shoppe, Inc., and Five Below Inc. She previously served on the board of directors of Timberland Company until its acquisition in September 2011. The Board selected Ms. Buggeln to serve as a director based on her strong background in strategic planning, marketing and new business development.
CARL “CHUCK” RUBIN currently serves as Chief Executive Officer and Chairman of the Board of The Michaels Companies, Inc. He joined Michaels in 2013 as its Chief Executive Officer and was appointed as Chairman of the Board in 2015. Prior to joining Michaels, from 2010 to 2013, Mr. Rubin was President and Chief Executive Officer of Ulta Salon, Cosmetics & Fragrances, Inc. Mr. Rubin held roles of increasing responsibility at Office Depot, serving as President beginning in 2006. Mr. Rubin spent six years in senior leadership roles, including Partner, at Accenture Consulting where he advised clients and led engagements across retail formats and ecommerce business. Prior to joining Accenture Consulting, Mr. Rubin held various management positions at several specialty retailers. Mr. Rubin was a member of the Executive Committee of the Board of Directors of The National Retail Federation from 2007 to 2010. The Board selected Mr. Rubin to serve as a director based on his extensive managerial and operational knowledge of the retail industry and his experience as a board member of a publicly held specialty retailer.

Directors with Terms Expiring in 2018
Name of Director and Age	Director Since
Steven L. Kirshenbaum, 64	2015
Randy L. Pearce, 61	2005
Linda Yaccarino, 53	2016
STEVEN L. KIRSHENBAUM is a senior partner in the Corporate Department of Proskauer Rose LLP, an international law firm with headquarters in New York City. Mr. Kirshenbaum has served as a member of Proskauer’s Executive Committee, a Chair of the firm’s Corporate Department and managing partner of Proskauer’s Paris Office. He has in-depth experience in general corporate, transactional, governance and securities practice areas, representing domestic and foreign companies. The Board selected Mr. Kirshenbaum to serve as a director based on his knowledge of the Company, extensive experience in mergers and acquisitions, securities compliance and corporate governance, each of which strengthen the Board’s collective qualifications, skills and experience.
RANDY L. PEARCE was from February 2011 until his retirement on June 30, 2012, President of Regis Corporation, an owner, operator and franchisor of hair and retail product salons. From 1998 until February 2011, Mr. Pearce served as Senior Executive Vice President, Chief Financial and Administrative Officer of Regis Corporation, and held various executive positions at Regis Corporation since 1985. The Board selected Mr. Pearce to serve as a director based on his extensive financial background in auditing and in internal controls over financial reporting of large publicly held retail companies. On March 4, 2015, Mr. Pearce was appointed to serve as the Company’s Lead Independent Director.
LINDA YACCARINO is Chairman, Advertising, Sales and Client Partnerships for NBCUniversal, Inc. (“NBCUniversal”). In this role she oversees all advertising sales and market strategy for the company’s entire portfolio of premium video content, including broadcast, cable and digital. Prior to joining NBCUniversal in 2011, she held roles of increasing responsibility from 1996 to 2011 at Turner Broadcast System, Inc. (“Turner”), serving as Executive Vice President and Chief Operating Officer, Turner Entertainment Advertising, Sales and Marketing, and Acquisitions beginning in 2009. Prior to joining Turner, Ms. Yaccarino held various management positions at several media sales outlets. The Board selected Ms. Yaccarino to serve as a director based on her extensive digital knowledge, multiplatform consumer engagement and transformation experience.
Compensation Committee Interlocks and Insider Participation
During fiscal 2016, Kate Buggeln, Randy L. Pearce and John Usdan served as members of our Compensation Committee. Mr. Usdan retired as a member of the Board effective June 1, 2016. No member of the Compensation Committee was an officer or employee of the Company during fiscal 2016 or was formerly an officer or employee of the Company. No executive officer of the Company served during fiscal 2016 as a director or member of a compensation committee of any entity one of whose executive officers served on the Board or the Compensation Committee of the Company.

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS
Overview
This Compensation Discussion and Analysis describes the compensation philosophy, objectives, policies and practices with respect to our named executive officers (the “NEOs”). The NEOs for fiscal 2016 were David Jaffe, our President and Chief Executive Officer, Elliot S. Jaffe, our Non-Executive Chairman of the Board, Robb Giammatteo, our Executive Vice President and Chief Financial Officer, John Pershing, our Executive Vice President and Chief Human Resources Officer, and Duane D. Holloway, our Executive Vice President and General Counsel. On October 19, 2016, Mr. Elliot S. Jaffe, our Co-Founder and Non-Executive Chairman of the Board, notified the Company of his intention not to stand for re-election at the 2016 Annual Meeting of Stockholders, and to retire as an officer of the Company and from the Board, effective at the end of the 2016 Annual Meeting of Stockholders.
Fiscal 2016 Executive Summary
Our Business — Integration, Strategic Initiatives and Investment in our Future
In fiscal 2016, our executive team, headed by our NEOs, managed approximately 4,900 specialty retail stores selling apparel for women and tween girls under eight retail brands (including approximately 1,000 additional stores added in early fiscal 2016 following the acquisition of ANN in August 2015), and undertook and completed a number of significant strategic initiatives to create synergies among the Company’s brands in areas such as the operation and transformation of distribution and fulfillment centers, implementation/completion of building projects and enhancements to our information technology systems and platforms.
The Company spent roughly $367 million in capital expenditures in fiscal 2016 in support of continuing operations, as well as non-routine, strategic projects including:
•
The launch of the Company’s new omni-channel platform at Justice, maurices and Lane Bryant, which is expected to support the dressbarn and Catherines brands by calendar year-end 2017. The Company believes that its omni-channel platform will allow its brands to (i) improve website and mobile functionality, (ii) improve product availability online, (iii) offer flexible customer loyalty programs and (iv) offer an enhanced customer service experience inside and outside our stores;

•
Continued integration of ANN’s e-commerce fulfillment into the Company’s Greencastle, Indiana facility and ANN’s brick-and-mortar distribution into the Company’s facility in Etna, Ohio. The integration into Greencastle was completed in August 2016 and the integration into Etna is expected to be completed during fiscal 2017;

•
Execution of a ten-year lease for a 583,000 square foot distribution center in Riverside, California to serve as the receiving and west coast distribution hub for the Company’s merchandise sourced from Asia. The Riverside facility is expected to begin operations during fiscal 2017;

•
Completion of a 200,000 square foot building in Duluth, Minnesota which now serves as maurices’ corporate headquarters, as well as a home for a portion of the Company’s shared services operation; and

•
Migration of the Company’s point-of-sales systems, merchandise systems, warehouse management and financial systems to common information technology platforms.

In October 2016, after more than six months of extensive planning, the Company announced the launch of its “Change for Growth” enterprise transformation program, which is expected to deliver $100 – $150 million of cost savings by fiscal 2019, with the expectation that there may be additional cost savings as the enterprise transformation program continues. The goal of the Change for Growth program is to refine the Company’s operating model to increase its focus on key customer segments, improve its time-to-market, reduce working capital and enhance its ability to serve the Company’s customers on any purchasing platform, while better leveraging the Company’s existing shared services platform. The Company’s new operating model is structured around the following four operating segments:

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Premium Fashion — Ann Taylor, LOFT and Lou & Grey

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Plus Fashion — Lane Bryant and Catherines

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Value Fashion — maurices and dressbarn

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Kids Fashion — Justice

The Company also announced the creation of its new ascena Brand Services (aBS) team, which will assume the responsibilities for its existing centralized Shared Services Group functions, including supply chain, logistics, sourcing and IT, as well as additional brand support functions to be developed through its Change for Growth program.
Stockholder Outreach and Engagement
At our 2015 Annual Meeting of Stockholders, our stockholders were presented with an advisory vote seeking approval of our fiscal 2015 NEO executive compensation program, commonly known as the “say-on-pay” proposal. Our 2013 and 2014 say-on-pay proposals were overwhelmingly supported by stockholders with a favorable vote of over 92% of votes cast each year. At our 2015 Annual Meeting, approximately 57% of the votes cast were in favor of our executive compensation program as disclosed in our proxy statement for fiscal 2015, which included favorable votes from three of our top five largest investors (representing over 21.1% of shares outstanding). While fiscal 2015 say-on-pay results reflect continued majority support of our program, this level of support was a significant decline from the prior year’s advisory vote.
In light of the lower level of stockholder support in fiscal 2015, the Company’s Compensation Committee reviewed the Company’s performance, the compensation practices of its peers, compensation surveys and other materials regarding general and executive compensation, and obtained feedback, advice, and recommendations on compensation best practices from its independent external compensation consultant, Radford. In addition, our executive management exchanged communications with the stockholder advisory firm, Institutional Shareholder Services (ISS), regarding the elements of the Company’s executive compensation program that had contributed to ISS’s negative recommendation against the Company’s say-on-pay resolution in fiscal 2015. We also engaged in discussions both internally and with our third party compensation consultants to better understand “pay-for-performance” guidelines of proxy advisory firms, perceived problematic compensation practices that may have contributed to ISS’s negative recommendation to our fiscal 2015 “say on pay” resolution, and to review and provide feedback with regard to our anticipated disclosure this year. Finally, with the support of the Board, executive management directly engaged a broad representation of our stockholders to better understand their perspectives regarding our executive compensation programs and practices, and to determine whether changes should be made to our executive compensation programs and/or practices.
Specifically, we reached out to stockholders representing approximately 56 million shares or nearly 29% of our outstanding shares (consisting of our 11 largest stockholders that voted against our fiscal 2015 executive compensation program) to request meetings to discuss our executive compensation practices and any other topics of interest. We ultimately received positive responses from, and held one-on-one conversations with stockholders representing approximately 42 million shares or approximately 55% of our outstanding shares (consisting of our six largest stockholders) that voted against our fiscal 2015 executive compensation program (representing in the aggregate nearly 22% of our outstanding shares as of the fiscal 2015 record date). The purpose of these discussions, which included meetings between these stockholders, our Chief Financial Officer and Lead Independent Director (who is also a member of the Compensation Committee), was to gain insight and perspective on our executive compensation programs and policies as disclosed in our proxy statement for our 2015 Annual Meeting.
These six investors generally voiced similar concerns regarding our fiscal 2015 executive compensation program. Specifically, while acknowledging broad support for our general pay practices, these investors raised concerns regarding:
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The size of the bonus payment paid in fiscal 2015 to Michael W. Rayden (the former President and CEO of Justice) in connection with his retirement as of January 24, 2015;

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The perceived limited disclosure in our 2015 proxy statement regarding the Company’s annual bonus performance target; and

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The perceived lack of alignment of interests of our management with those of our stockholders through stock ownership.

During these discussions, the Company shared actions that were being taken by our Compensation Committee in response to these concerns, as well as additional compensation practices that the Company had recently adopted. Each of those actions, described below, was well received by the investors. Overall, we had meaningful discussions and received valuable feedback, as well as appreciation of our outreach efforts, and acknowledgment of our responsiveness to the results of our 2015 Annual Meeting.
We believe we have addressed many of the topics raised by our stockholders and will continue to solicit feedback to assist in ongoing evaluations of our compensation and governance practices.
Changes We’ve Made in Response to Stockholder Feedback
✓	Expanded Disclosure of Performance Metrics in Proxy Statement
✓	Payout of LTIP Awards Granted in fiscal 2017 and thereafter to be made only in common stock for NEOs
✓	Added a Total Stockholder Return (TSR) Modifier to our LTIP Awards for Fiscal 2016
✓	LTIP Awards After Fiscal 2016 Include Relative TSR Performance Metrics (Representing 50% of Award)
✓	Adopted a Clawback Policy for Section 16 Officers
✓	Expanded Stock Ownership Guidelines to Cover all Company Leadership
✓	Commitment to Ongoing Stockholder Outreach & Engagement (including a newly created office of Investor Relations)
Key Features of our Executive Compensation Program
The Compensation Committee reviews on an ongoing basis our executive compensation and benefits programs to evaluate whether these programs support the Company’s compensation philosophy and objectives, as described below, and serve the interests of our stockholders. The Company’s practices include the following, each of which the Compensation Committee believes reinforces our executive compensation philosophy and objectives:
What We Do:
✓	Linkage Between Performance Measures and Long-Term Growth — Our executive compensation program is designed to attract and retain talent with an emphasis on pay-for-performance and creating long-term growth.
✓	Performance-Based Long Term Incentive Awards — For the three-year period beginning in fiscal 2017, performance metrics for all performance-based LTIP awards will be tied to net income (50%) and total stockholder return based on S&P Retail Companies — Specialty Stores Index (50%). These actions are intended to further align senior management compensation with stockholder returns.
✓	Market Comparison of Executive Compensation Against a Relevant Peer Group — The Compensation Committee annually reviews benchmarking data provided by consulting partners and Company management.
✓	“Double Trigger” in the Event of a Change in Control — In the event of a change in control, cash severance benefits are predominantly payable or vest upon a “double trigger” for our executive officers (i.e., upon an involuntary termination that occurs within 2 years following a change in control), and there are no “walk rights” following a change in control (i.e., the ability for executives to receive change in control-related payments without the loss of their job or substantial diminution of job duties).
✓	Independent Compensation Consultant — The Compensation Committee retains its own compensation consultant to review and advise on the Company’s executive compensation program and practices.

What We Do:
✓	Maximum Payout Caps for Executive Officer Annual Cash Incentive Compensation
✓	Share Ownership Guidelines — Our Chief Executive Officer is required to hold 6x his base salary, and our other executive officers (other than Elliot S. Jaffe) and brand presidents are required to hold 1x their base salaries, each within five years of the adoption of the guidelines or, if later, promotion or hire.
✓	Hedging/Pledging Policy — None of our executive officers or non-employee directors are permitted to engage in hedging or pledging transactions with respect to our stock.
What We Don’t Do:
☒	No Change in Control or Perquisite Tax Gross-Ups
☒	No Employment Agreements (except for our Chief Executive Officer and Non-Executive Chairman)
☒	No Significant Executive Perquisites
☒	No Excessive Severance Benefits
☒	No Service-Based Defined Benefit Pension Plan or Other Similar Benefits
☒	No Repricing of Underwater Stock Options
☒	No Executive Officer is entitled to Termination Bonus in Excess of Market Standard
Strong Link Between Pay and Performance
Our executive compensation program is designed to attract and retain quality leaders with an emphasis on pay for performance and creating long-term sustainable and profitable growth. Our compensation program includes significant performance-based elements and is designed to ensure that our NEOs have a significant portion of their total compensation “at risk” based on Company performance. We believe this feature creates a meaningful incentive for outstanding performance and serves as an effective retention tool. Two of the elements (the semi-annual incentive bonuses and long-term performance-based incentive compensation) are entirely “at risk” based on Company performance and will not be earned if the threshold level of the performance goals is not achieved. For our NEOs, awards made under our Long-Term Incentive Programs (“LTIPs”) under our Omnibus Incentive Plan generally consist of performance stock units (“PSUs”) that settle in fully vested shares of our common stock or performance opportunity awards (“POAs”) that settle in either cash or fully vested shares of our common stock (at the discretion of the Compensation Committee), in each case, subject to and upon the attainment of the applicable performance goals.
The Compensation Committee sets the applicable performance goals for our semi-annual cash incentive bonus programs at the beginning of the fall and spring seasons using challenging but realizable performance targets. These goals are based upon the financial plan approved by our Board. Our goal setting process is based on historical operating trends and considers prior fiscal year financial performance as well as various factors affecting our Company. In setting the targets for these incentive bonus programs for fiscal 2016, the Compensation Committee considered the significant level of capital expenditures.
Fiscal 2016 represented another year of rapidly changing customer expectations and an increasingly dynamic competitive environment. Our financial performance in fiscal 2016 did not meet our expectations and was impacted by negative store traffic trends that worsened in the back half of the year, continuing a four year observed decline. This made for broadly challenging comparable store sales results. In addition, we incurred significant integration costs and purchase accounting expenses related to the ANN acquisition. In order to mitigate the negative impacts on our operating performance, where possible, we continue to adjust our brands’ operating strategies including implementing our omni-channel strategy, refining inventory assortment, developing our hybrid sourcing model, leveraging our economies of scale and improving supply chain efficiencies.
As a result of our financial performance in fiscal 2016 not meeting our expectations, and consistent with the emphasis that our executive compensation program places on pay for performance, the actual compensation realized by our NEOs in fiscal 2016 was significantly lower than the total potential compensation awarded to our NEOs for fiscal 2016. For example, short term incentive payments to our NEOs for our fiscal 2016 fall season were paid at less-than-target and greater-than-threshold levels of performance since the Company’s EBITDA financial goal at the target performance level was not achieved. For our fiscal 2016 spring season, intent on aligning our NEOs’ incentive awards with stockholder interests and long-term value, the Compensation Committee determined to move away from EBITDA performance metrics to Operating Income under the view that the Company’s Operating Income would be a better indicator of the Company’s profitability and efficiency. As discussed below, since the Company’s Operating Income for the fiscal 2016 spring season was less than the threshold level of performance, the NEOs received no payments in respect of the fiscal 2016 spring season. Additionally, unearned PSU awards under our LTIPs granted to NEOs in fiscal 2014 and fiscal 2015 were forfeited in October 2015 after the Compensation Committee determined that the applicable performance goals were not achievable through the end of the respective performance periods.
Say-on-Frequency
Consistent with the preference expressed by our stockholders at the 2011 Annual Meeting of Stockholders in our say-on-frequency vote, we currently hold our say-on-pay vote on an annual basis. Our say-on-frequency vote will once again be brought before our stockholders at the 2017 Annual Meeting of Stockholders.
Role of our Compensation Committee
Our Compensation Committee reviews and approves salaries and other compensation of all senior executives of the Company (including the NEOs), and its Justice, Lane Bryant, maurices, dressbarn, Catherines and, as of August 2015, Ann Taylor, LOFT and Lou & Grey brands. Our Compensation Committee also administers the Omnibus Incentive Plan, and establishes and reviews the achievement of performance goals and other matters relating to the Company’s annual, semi-annual and long-term bonus and incentive plans for senior executives (including the NEOs), including the LTIPs (as discussed in more detail below).
Role of our President and Chief Executive Officer in Compensation Decisions
Mr. David Jaffe, our President and CEO, annually reviews the performance of each NEO with the Compensation Committee and makes recommendations with respect to each key element of executive compensation for each NEO (excluding himself and our Non-Executive Chairman), as well as other senior executives at the Company and each of our brands. Generally, the Compensation Committee Chair works with our President and CEO in establishing the agenda for Compensation Committee meetings and our President and CEO typically attends meetings to address recommendations on executive compensation, other than with respect to portions of meetings concerning his own compensation or the compensation of our Non-Executive Chairman. Management also prepares and submits information during the course of the year for the consideration of the Compensation Committee, such as information relevant to annual, semi-annual and long-term performance measures, proposed financial targets, proposed recommendations for salary increases and proposed equity award allocations. Based in part on these recommendations and other considerations discussed below, the Compensation Committee reviews and approves the compensation of our NEOs.
Setting the Compensation of our President and Chief Executive Officer
The Compensation Committee sets the compensation of our President and CEO based on the objectives, philosophy and methodology described below. As part of this process, the Compensation Committee reviews and approves the Company’s goals and objectives relevant to our President and CEO’s compensation, including his annual, semi-annual and long-term compensation opportunities, and evaluates his performance in light of those goals and objectives at least twice a year.

Compensation Program Objectives and Philosophy
The overall objective of our executive compensation program is to attract and retain highly skilled, performance-oriented executives and to motivate them to achieve outstanding results through appropriate incentives. We focus on the following core principles in structuring an effective compensation program that meets our stated objectives:
Total Compensation
The basic components of total compensation have been developed to provide a comprehensive incentive program that encourages and rewards performance at the individual, brand and corporate levels. Our executive compensation philosophy seeks to balance all aspects of an executive’s responsibilities: base salary for day-to-day responsibilities; cash incentive bonus for shorter-term returns linked to semi-annual Company performance and annual personal performance; and equity awards for aligning the executives’ focus with stockholder value and the long-term, future performance of the Company. Our annual incentive bonus program is based on semi-annual performance periods to reflect the fall and spring seasons which the Compensation Committee believes more directly incentivize our executives. In addition, for the purposes of cross-brand equalization, we maintain formalized severance pay practices, including our executive severance program for certain of our executives (the “Executive Severance Plan”) in which three of our NEOs currently participate (i.e., Messrs. Pershing, Giammatteo and Holloway).
Performance of the Company and our Stock Price
We endeavor to align executive compensation with the achievement of operational and financial results and increases in stockholder value. As discussed above, our compensation program includes significant performance-based remuneration under which performance below threshold levels results in no awards of compensation. This design is intended to ensure that other than their base salary, a significant portion of the total compensation for our executives is “at risk” based on Company performance. However, as described in greater detail below under “Risk Mitigation,” these incentives are designed in a manner that the Compensation Committee believes does not encourage excessive risk taking.
Our executive compensation program for the NEOs also features substantial stock-related components, including time-vesting stock options, RSUs and LTIPs generally consisting of PSUs with three-year performance cycles that are settled in fully vested shares of our common stock, subject to and upon the attainment of the performance goals. Our executive compensation program also allows for the limited use of special grants of time-vesting stock options, RSUs and LTIP awards with performance cycles less than three-years. The value of the stock options and RSUs depends on our stock price. Because stock options and RSUs vest over a period of years, and three-year stock-settled LTIPs are generally settled based on the achievement of Company financial metrics over a three-year performance period, the value of these components of compensation to our executives is dependent on the performance of our stock price over a period of several years. This aligns the interests of our executives with the long-term interests of our stockholders. For example, this alignment can be illustrated by a review of the outstanding stock option awards and RSUs held by our NEOs. As of July 30, 2016, the lowest exercise price applicable to outstanding options held by our NEOs is $7.03 per share. In fiscal 2016, RSUs granted to our NEOs during our annual cycle were made at a time our stock price closed at $13.48 per share. As of the close of market on October 25, 2016, shares of our common stock closed at $5.12 per share. Unless and until the performance of our stock price is improved, the stock options held by our NEOs will remain out-of-the-money and the RSUs granted to our NEOs during our annual cycle will be worth significantly less than their grant date value. This aligns the interests of our executives with the long-term interests of our stockholders.
Role of Compensation Consultants
The Compensation Committee engages an independent compensation consultant, Radford, to provide advice regarding our executive compensation program, which for fiscal 2016 included, among other things: (i) reviewing and making recommendations concerning our executive compensation program; (ii) providing market data; (iii) assisting in the development of the peer group and performance benchmarking; (iv) advising the Compensation Committee as to best practices; and (v) assisting in the preparation of our compensation related disclosure. For more information about the Compensation Committee’s engagement of Radford, please see the section above entitled “Questions and Answers About our Board and Corporate Governance Matters — What are the Functions of the Standing Committees — Compensation Committee.”
Management has retained Korn Ferry Hay Group as their executive compensation consultant. Korn Ferry Hay Group participated in the Compensation Committee meetings throughout fiscal 2016 to provide retail, as well as general executive compensation knowledge and expertise. Korn Ferry Hay Group participated in discussions regarding CEO compensation, peer group selection process and executive compensation trends.
Role of Bonus Review Committees
The Company and brand financial goals under the Omnibus Incentive Plan (which was amended in December 2015 to incorporate the Amended and Restated Executive 162(m) Bonus Plan into the 2010 Stock Incentive Plan) are developed by the applicable bonus review committee, which then presents the goals to the Compensation Committee for review and approval. For fiscal 2016, our President and CEO, our CFO, our Vice President of Corporate Compensation and our Executive Vice President, Chief Human Resources Officer, served as the bonus review committee under the Omnibus Incentive Plan for the NEOs.
Compensation Benchmarking
For fiscal 2016, a key element of our compensation benchmarking philosophy was to target salary compensation for our senior management positions for the Company and our brands at approximately the 62nd percentile of the national labor market, with salaries of higher level positions and specialized skills salaries may be targeted above the 62nd percentile of the due to competition for business and talent across a broader spectrum. For positions below senior management and outside of key specialized skills, we target the 50th percentile of the market. This serves two purposes. First, by focusing on the appropriate market we acknowledge the fact that we operate in different labor markets which face different competitors. Second, by targeting the 62nd percentile for leadership and key positions, it allows us to aggressively court and retain talent. While this may require differences in base salaries depending on specialty, level and scope of role, our goal is to balance total compensation to maintain internal equity. In the case of our Non-Executive Chairman, as discussed further below, we do not benchmark his base salary as he is entitled to a cost of living increase to his salary each year pursuant to his employment agreement with the Company.
The Compensation Committee annually reviews a peer group of companies, and approves recommended peer group changes as appropriate. With respect to the total direct compensation paid to our NEOs (other than our Non-Executive Chairman), the Compensation Committee, with the recommendations and advice of its independent compensation consultant, Radford, utilizes and reviews data from peer companies and survey data for the purposes of benchmarking key positions within the organization, prepared by Korn Ferry Hay Group, Mercer and Equilar. Although it considered industry-based compensation studies and data in order to obtain a general understanding of current compensation practices, a substantial part of the Compensation Committee’s work and compensation decisions have been based on internal discussions and conclusions regarding what compensation levels would produce a competitive compensation package while also providing the requisite performance incentives to drive Company financial and strategic performance.
The purpose of the peer group is to benchmark and review all forms of total direct compensation for our NEOs. Our peer group was selected to reflect as accurately as possible the market for talent and business performance in which we compete. Our fiscal 2016 peer group companies were selected generally based on the following criteria (with a few exceptions of larger and smaller companies):
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Industry: Most are primarily clothing retailers. Our peer group excludes companies that are primarily manufacturing or general retailers.

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Size: The companies are roughly one-half to twice the size of the Company in terms of revenue.

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Structure: In general, the companies are multi-divisional to capture the growing complexity of the Company’s business structure.

As a result of the Compensation Committee’s annual review of the peer group in September 2015, Chico’s FAS Inc. (CHS) and DSW, Inc. (DSW) were removed from the comparator group, and Bed Bath and Beyond Inc. (BBBY) and J.C. Penney Company (JCP) were added. Also, ANN INC. (ANN) was removed since it was acquired by the Company in August 2015. Although the Compensation Committee prefers to keep the comparator group substantially the same from year to year, the Compensation Committee believes such adjustments are occasionally warranted so that our comparator group companies remain aligned with the Company’s general criteria described above. Following these changes, the peer group of retail companies used by the Compensation Committee in determining the “competitive market” with respect to fiscal 2016 compensation decisions was as follows: Abercrombie & Fitch Co. (ANF); American Eagle Outfitters, Inc. (AEO); Bed Bath and Beyond, Inc. (BBBY); Burlington Stores, Inc. (BURL); Dick’s Sporting Goods, Inc. (DKS); Foot Locker, Inc. (FL); Gap Inc. (GPS); J.C. Penney Company (JCP); L Brands, Inc. (LB); Ross Stores Inc. (ROST); Signet Jewelers Limited (SIG); Tailored Brands, Inc. (TLRD); Urban Outfitters, Inc. (URBN) and Williams-Sonoma Inc. (WSM).
The Compensation Committee conducted its annual review of the peer group in September 2016. Based on the same general criteria as previously described and in consideration of the size of the Company no adjustments were made to the peer group approved for fiscal 2017.
Compensation Program Elements
Our philosophy serves to cultivate a pay-for-performance environment. Our executive compensation program design for the NEOs (other than our Non-Executive Chairman) has six key elements:
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Base Salary

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Semi-Annual Incentive Bonuses under our Omnibus Incentive Plan (which was amended in December 2015 to incorporate the Amended and Restated Executive 162(m) Bonus Plan into the 2010 Stock Incentive Plan)

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Non-Qualified Stock Options

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RSUs

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Long-Term Incentives, including LTIPs, and

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Severance Protection Benefits

We do not consider employee benefits to be a key element of executive compensation for our NEOs, however, the benefits received by our NEOs are consistent with those received by all other employees. We generally do not provide significant perquisites to our NEOs. For a description of perquisites received by our NEOs in fiscal 2016, see the details of the amounts included in the “All Other Compensation” column of the Summary Compensation Table below.
We allocate compensation between short-term and long-term components and between cash and equity in order to maximize executive performance and retention. Long-term compensation and equity awards comprise an increasingly larger proportion of total compensation of our senior executives as position level increases based on our belief that these elements of compensation more closely align management’s interests with our financial performance and with our stockholders’ interests.
Base Salary
For fiscal 2016, we sought to target salaries for our NEOs (excluding our Non-Executive Chairman) at approximately the 62nd percentile of our peers. We do not benchmark base salary for our Non-Executive Chairman, who is entitled to a cost of living increase to his salary each year pursuant to his employment agreement with the Company. We review base salaries in the first quarter of each new fiscal year and increases, where applicable, are typically effective on or about October 1 of the new fiscal year.
For fiscal 2016, Mr. David Jaffe’s base salary was maintained at $1,000,000, a level unchanged since fiscal 2013. Mr. Elliot S. Jaffe’s salary was also held at its current level of  $414,727 in 2016 to reflect a 0% cost of living increase in accordance with the terms of his employment agreement. Salaries for our NEOs other than Mr. Elliot S. Jaffe were below our competitive market target.

Short-Term Incentive Payments
The Compensation Committee believes that a substantial percentage of each executive officer’s annual compensation should be tied directly to the financial performance of the Company. Messrs. David Jaffe, Pershing, Giammatteo and Holloway participated in the 162(m) Plan (which was incorporated into the Omnibus Incentive Plan effective December 2015) for the fiscal 2016 fall season. For the fiscal 2016 spring season, Messrs. David Jaffe, Giammatteo, Pershing and Holloway participated in the Omnibus Incentive Plan. Mr. Elliot S. Jaffe does not participate in any of our incentive bonus plans. We structure the Company’s incentive bonus plans to encourage the achievement of above-market seasonal performance targets and to recognize seasonal and annual Company performance. The incentive bonus plans help to focus our NEOs on key annual financial objectives and business drivers, which we believe will support growth of Company EBITDA, Operating Income, improvement in overall operations and increases in stockholder value. “EBITDA” represents Earnings before Interest, Taxes, Depreciation and Amortization, and is a financial metric which our Board views as one of our key measures of generating stockholder value. For this reason, a portion of the annual goals under our incentive bonus plans are based on achievement of EBITDA or Operating Income targets approved by the Compensation Committee as adjusted to reflect extraordinary and other special items, including exclusion of the financial effects of any unbudgeted disposal of a business or acquisition, start-up, new joint venture or disposition of an asset.
The Amended and Restated Executive 162(m) Bonus Plan, prior to fiscal 2016 spring season, and the Omnibus Incentive Plan, after the fiscal 2016 fall season, provides for semi-annual goals and payouts based on 6-month performance periods for the fall and spring seasons rather than annual goals and payouts. This structure allows for mid-year development of performance targets and provides an incentive for our NEOs to focus on meeting goals in the second half of the fiscal year in circumstances when business performance and macro-economic conditions decline or improve relative to our budgeted plan. For fiscal 2016, the fall season was from July 26, 2015 through January 23, 2016 and the spring season was from January 24, 2016 through July 30, 2016. For fiscal 2016, as previously discussed, the Compensation Committee determined to move away from EBITDA performance metrics to Operating Income in the spring season under the view that Operating Income is a better indicator of profitability and efficiency.
We establish the target amount of an NEO’s incentive bonus as a percentage of base salary for the performance period based on the NEO’s position level. This approach places a proportionately larger percentage of total annual pay at risk based on Company performance for our NEOs relative to position level. Consistent with this approach, for fiscal 2016, in lieu of increasing Mr. David Jaffe’s base salary (which has not been increased since fiscal 2013), the Compensation Committee determined to increase his annual target opportunity from 125% to 150%. For the fiscal 2016 fall season, the target award opportunity for our NEOs (excluding our Non-Executive Chairman) was as follows:
Name	Annual target opportunity (as % of base salary)	Annual maximum opportunity (as % of base salary)	Portion allocated to fall season (as % of annual target opportunity)	Portion allocated to spring season (as % of annual target opportunity)
David Jaffe	150%	300%	50%	50%
John Pershing	75%	150%	50%	50%
Robert Giammatteo	75%	150%	50%	50%
Duane D. Holloway	60%	120%	50%	50%
Higher and lower percentages of base salary may be earned if minimum performance levels or performance levels above target are achieved. The maximum annual bonus opportunity is 200% of the seasonal target bonus to align our NEO incentive bonus program with those maintained by our competitors which typically provide for increased payouts for outstanding performance but also place a maximum cap on annual bonus opportunity to avoid inappropriate risk-taking.
The Omnibus Incentive Plan (which was amended in December 2015 to incorporate the Amended and Restated Executive 162(m) Bonus Plan into the 2010 Stock Incentive Plan) is designed in a manner intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) which generally disallows a Federal income tax deduction to any publicly held corporation for non-performance-based compensation paid to NEOs (other than the principal financial officer) in excess of $1,000,000 in any taxable year. The Compensation Committee structures awards under the Omnibus Incentive Plan (and previously under the Amended and Restated Executive 162(m) Plan) to provide compensation that is intended to qualify as “performance-based compensation” that is excluded from the $1,000,000 deductibility cap. The maximum performance award for a performance period that is equal to 12 months or less, the aggregate amount of compensation to be paid to any individual in respect of all “performance-based cash compensation” shall not exceed $10,000,000; maximum awards for a half-year performance period are $5,000,000.
The performance goals set by the Compensation Committee for Messrs. David Jaffe, Pershing, Giammatteo and Holloway for the fiscal fall 2016 season were based on the achievement of a target cumulative increase over prior year in Company EBITDA for the applicable fall season (weighted at 100%). The seasonal bonus payable at a target performance level is equal to their seasonal target bonus, at the threshold performance level is equal to 50% of their seasonal target bonus and, at the maximum performance level is equal to 200% of their seasonal target bonus, with interpolation between the threshold and target levels and target and maximum levels. For reference purposes, the fiscal 2016 fall bonus target shown below represented EBITDA growth of approximately 16% over the prior year’s combined results from each of Ascena and ANN (as stand-alone companies).
	Threshold	Target	Maximum	Actual EBITDA Achieved ($)	Percentage of Target Achieved	Percentage Payout Achieved
Fiscal 2016 — Fall EBITDA Bonus:	306,608	357,827	435,280	335,664	93.8%	78.36%
For comparison purposes, set forth below are our fiscal 2015 fall EBITDA bonus target and achievement level. As previously disclosed, because the Company did not achieve the threshold level of performance, no fiscal 2015 fall season bonus payments were earned in respect of the EBITDA goal. Fiscal 2015 amounts reflect the period prior to our acquisition of ANN, which occurred in fiscal 2016.
	Threshold	Target	Maximum	Actual EBITDA Achieved ($)	Percentage of Target Achieved	Percentage Payout Achieved
Fiscal 2015 — Fall EBITDA Bonus:	243,739	273,834	328,786	188,207	68.7%	0%
The Compensation Committee approved an additional payout component tied to the achievement of pre-established objective goals relating to incremental synergy savings achieved by the shared services teams across the Company’s brands during the fiscal fall 2016 season. Under the arrangement, ten percent of actual synergies achieved by the Company during fiscal fall 2016 will be shared on a pro-rata basis among all participants eligible to receive short term incentive bonus payments based on their respective annual incentive compensation target. Based on actual achievement of  $10.541 million during fiscal fall 2016, payouts to the NEOs were as follows:
Fiscal 2016 — Fall Synergy Sharing Bonus:	Fall Synergy Savings Bonus Earned
David Jaffe	$38,292
John Pershing	$10,554
Robert Giammatteo	$9,573
Duane D. Holloway	$150
The performance goals set by the Compensation Committee for the fiscal spring 2016 season were based on the achievement of a target cumulative increase over prior year in Company Operating Income for the applicable spring season (weighted at 100%). The seasonal bonus payable at a target performance level is equal to their seasonal target bonus, at the threshold performance level is equal to 50% of their seasonal target bonus and, at the maximum performance level is equal to 200% of their seasonal target bonus, with interpolation between the threshold and target levels and target and maximum levels. For reference purposes, the fiscal 2016 spring bonus target shown below represented Operating Income growth of approximately 38% over the prior year’s combined results from each of Ascena and ANN (as stand-alone companies), reflecting expected growth targets on prior year’s results that were below expectations.

	Threshold	Target	Maximum	Actual Operating Income (“OI”) Achieved	Percentage of Target Achieved	Percentage Payout Achieved
Fiscal 2016 — Spring Operating Income Bonus:	165,864	207,329	248,795	139,003	67.0%	0%
For comparison purposes, set forth below are our fiscal 2015 spring EBITDA bonus target and achievement level. As previously disclosed, because the Company did not achieve the threshold level of performance, no fiscal 2015 spring season bonus payments were earned in respect of the EBITDA goal. Fiscal 2015 amounts reflect the period prior to our acquisition of ANN, which occurred in fiscal 2016.
	Threshold	Target	Maximum	Actual EBITDA Achieved ($)	Percentage of Target Achieved	Percentage Payout Achieved
Fiscal 2015 — Spring EBITDA Bonus:	199,148	243,484	292,181	173,858	71.4%	0%
The results for Messrs. David Jaffe, Pershing, Giammatteo and Holloway under the 2016 Omnibus Plan for fiscal 2016 were as follows:
Fiscal 2016 — Bonus Payments:	Fall EBITDA Payment ($)	Fall Synergy Sharing Bonus ($)	Total Fall Payment Earned ($)	Spring OI Earned Payment ($)	Fiscal 2016 Payments ($)
David Jaffe	587,737	38,292	626,029	—	626,029
John Pershing	161,985	10,554	172,539	—	172,539
Robert Giammatteo	146,934	9,573	156,507	—	156,507
Duane D. Holloway	1,301	150	1,451	—	1,451
Equity Awards under the Company’s Omnibus Incentive Plan
NEOs generally receive annual grants of equity awards under our Omnibus Incentive Plan as set forth below.
Minimum Vesting
While we generally grant awards under the Omnibus Incentive Plan with 3-year vesting schedules, our Omnibus Incentive Plan contains minimum vesting schedules for stock options (3-year vesting) and restricted stock and RSU awards (2-year vesting), with a carve-out for vesting on death, disability, retirement, change-in-control, and termination without cause or for good reason, as such terms are defined in the plan. There is a 5% allowable basket (i.e., 5% of the total share reserve) for equity awards with a shorter vesting schedule.
Non-Qualified Stock Options
Our NEOs are granted annual awards of nonqualified stock options. Options granted to the NEOs in and after fiscal 2016 vest one-third per year for three years following the grant date, which vesting schedule aligns our equity grant practices with those of the other members of our peer group. The exercise price of a stock option is equal to the fair market value of our common stock on the grant date which under the Omnibus Incentive Plan is defined as the average of the high and low Company stock prices on the date of grant. The maximum term for options granted on or after December 11, 2012 is seven years.
The Company generally awards stock options to the NEOs on an annual cycle. On September 16, 2015, Mr. David Jaffe was granted 299,288 non-qualified stock option grants with a per share exercise price of $12.39, the fair market value of a share of our stock on the date of grant, as determined under the Omnibus Incentive Plan. On September 29, 2015, the following NEOs were granted the following number of non-qualified stock option grants with a per share exercise price of  $13.48, the fair market value of a share of our stock on the date of grant, as determined under the Omnibus Incentive Plan: Messrs. Pershing — 22,617 options; and Giammatteo — 17,779 options. On January 21, 2016, the following NEO (who commenced employment with us on January 18, 2016) was granted the following number of non-qualified stock option grants with a per share exercise price of  $7.63, the fair market value of a share of our stock on the date of grant, as determined under the Omnibus Incentive Plan: Mr. Holloway — 23,077 options. The Compensation Committee generally determines each participant grant in accordance with pre-established option grant guidelines (which are primarily based on the participant’s level of responsibility with the Company or respective brand). Our President and CEO may exercise discretion in his recommendations to the Compensation Committee for grants of stock options for all executives, including the NEOs, excluding himself and our Non-Executive Chairman. Our President and CEO may recommend an increase or decrease to the stock option grant guidelines for a given executive based on individual performance. All grants are made by the Compensation Committee.
The Compensation Committee has a practice of not granting any stock options until at least one business day after the Company has issued its quarterly and/or annual earnings release, as well as the public release of any other pending material non-public information.
Restricted Stock Units
Beginning in fiscal 2016, the Compensation Committee began to award RSUs to the NEOs on an annual cycle. On September 16, 2015, Mr. David Jaffe was awarded under the Omnibus Incentive Plan — 94,170 RSUs. On September 29, 2016, the following NEOs were granted under the Omnibus Incentive Plan: Messrs. Pershing — 7,656 RSUs; and Giammatteo — 6,019 RSUs. On January 21, 2016, the following NEO was granted under the Omnibus Incentive Plan: Mr. Holloway — 7,560 RSUs.
Special Equity Grants
The Compensation Committee may also make other equity grants from time to time during the course of the year, such as when a new employee is hired, a current employee is promoted or in recognition of special achievement. There were no special grants made to NEOs during fiscal 2016, other than the special LTIP POAs described below.
Post-Termination Continued Vesting and Exercisability of Employee Options in Certain Circumstances
If an employee ceases to be an employee of the Company for any reason (other than for Cause, as defined under the Omnibus Incentive Plan) and the employee has achieved the Total Years Test (as described in further detail below) as of his or her last day of employment, then all of such employee’s unvested stock options will continue to vest and remain exercisable after the date of termination through the one year anniversary of the vesting date of the last unvested option under the applicable stock option award, but not longer than the original term of each option.
In addition, all of an employee’s unvested restricted stock will become fully vested upon achievement of the Total Years Test, any shares of restricted stock granted to the employee following achievement of the Total Years Test will be fully vested upon grant, and the employee’s RSUs will become fully vested upon the employee’s death, disability, termination (other than for cause) or upon a change in control of the Company on or after achievement of the Total Years Test.
The “Total Years Test” means 75 years, based on the sum of  (i) the total number of years of employment with the Company or an affiliate, plus (ii) the employee’s age, which will be at least age 60. The Company believes that the Total Years Test encourages retention as our executive officers approach retirement age, while also incentivizing our executive officers to drive stockholder value. Of our NEOs, Mr. Elliot S. Jaffe currently satisfies the Total Years Test.
Long-Term Incentive Programs
The Company grants the NEOs (other than our Non-Executive Chairman) LTIPs under the Omnibus Incentive Plan consisting of performance based awards in the form of PSUs settled in fully vested shares of our common stock following the end of the performance period and the Compensation Committee’s certification of the performance goals. LTIP performance goals are established annually, and the performance period for each plan consists of three consecutive fiscal years. The LTIPs are intended to give each NEO a substantial incentive to maximize our long-term financial performance. The LTIPs align our pay practices with our peer group, who typically grant restricted stock and RSUs that vest or are settled upon achievement of the performance goals immediately following the end of a performance period.
In fiscal 2014, the Compensation Committee established the 2016 Long-Term Incentive Programs that uses a three-year performance period consisting of fiscal 2014, fiscal 2015 and fiscal 2016 (the “2016 LTIP”). In fiscal 2015, the Compensation Committee established the 2017 Long-Term Incentive Programs that uses a three-year performance period consisting of fiscal 2015, fiscal 2016 and fiscal 2017 (the “2017 LTIP”).
In connection with our acquisition of ANN, we assumed certain obligations under a change of control severance plan to maintain the level of salary and bonus opportunities for ANN employees for not less than two years following the acquisition. To honor our obligations to the ANN employees, and to maintain a uniform LTIP compensation scheme across the Company’s brands, we restructured the LTIP awards granted in fiscal 2016 to provide for bonus opportunities consistent with those in place at ANN prior to the acquisition. Accordingly, in lieu of granting one LTIP three-year award for fiscal 2016, the Compensation Committee established three performance opportunity awards (“POAs”) under our Long-Term Incentive Programs with a combined value equal to one three-year award as follows: (i) a 2016 POA Cash-Settled Long-Term Incentive Program award was granted having a one-year performance period, consisting of fiscal 2016, awarded under the Amended and Restated Executive 162(m) Plan (which has been incorporated into the Omnibus Incentive Plan), with a value equal to one-sixth of an annual award (the “FY16 LTIP POA); a 2017 POA Long-Term Incentive Program award was granted having a two-year performance period, consisting of fiscal 2016 and fiscal 2017, with a value equal to two-sixth of an annual award (the “FY17 LTIP POA); a 2018 POA Long-Term Incentive Program award was granted having a three-year performance period consisting of fiscal 2016, fiscal 2017 and fiscal 2018, with a value equal to one-half of an annual award (the “FY18 LTIP POA”). These three LTIP awards were designed by the Compensation Committee to give each NEO a substantial incentive to maximize our long-term financial performance following the acquisition of ANN.
Messrs. David Jaffe and Pershing participate in the 2016 LTIP, the 2017 LTIP, the FY16 LTIP POA, the FY17 LTIP POA, and the FY18 LTIP POA. Mr. Giammatteo participates in the 2017 LTIP, the FY16 LTIP POA, the FY17 LTIP POA, and the FY18 LTIP POA. Mr. Holloway participates in the FY17 LTIP POA and the FY18 LTIP POA. The Compensation Committee believes that the goals set under the LTIPs represent an appropriate and substantial degree of difficulty for achieving a payout.
The 2016 LTIP, the 2017 LTIP, the FY17 LTIP POA and the FY18 LTIP POA consist of PSUs that, if earned, will be settled in fully vested shares of our common stock following the end of the performance period and the Compensation Committee’s certification of the applicable performance goals. For the 2016 LTIP and the 2017 LTIP, the participating NEOs were assigned a number of PSUs based on a “target” number of shares of our common stock. For the FY17 LTIP POA and the FY18 LTIP POA, the number of shares of our common stock to be awarded will be based on a “target” number of dollars. The actual number of shares of our common stock to be awarded at the end of a performance period will depend on the Company’s achievement of Company financial goals during the applicable performance period. The FY16 LTIP POA, if earned, will be settled in cash following the end of the performance period and the Compensation Committee’s certification of the applicable performance goals. The awards under each of the Long-Term Incentive Programs are intended to constitute “performance-based compensation” under Section 162(m) of the Code as follows: the 2016 LTIP, the 2017 LTIP, the FY16 LTIP POA, the FY17 LTIP POA and the FY18 LTIP POA.
Historically, our LTIP awards have been expressed in terms of a target number of PSUs. However, in fiscal 2016, our LTIP awards were expressed in terms of a target dollar amount set as a percentage of a participant’s base salary, although the Compensation Committee intends to pay our executive officers the FY17 LTIP POA and FY18 LTIP POA awards in common stock. For the LTIP awards granted in fiscal 2016, a participant’s target dollars was allocated 50% to the Company’s achievement of an EBITDA target and 50% to the Company’s achievement of a “return on investment” target. After the achievement levels have been determined, any payout dollars are further adjusted based on the Company’s relative total shareholder return achieved over the applicable performance period as compared to our peer group.

2016 LTIP Performance Goals and Results
Messrs. David Jaffe and Pershing participated in the 2016 LTIP (granted in fiscal 2014), for which the performance period ended on the last day of fiscal 2016. The target number of PSUs that could be earned by such participating NEOs under the 2016 LTIP, was as follows: Messrs. David Jaffe — 125,000; and Pershing — 10,000. The target shares for all participants in the 2016 LTIP, other than Mr. David Jaffe, were payable based on the level of achievement of the following performance goals: achievement of the Company’s compound annual average return on invested capital (“ROIC”) (50% weighting) and the Company’s total EBITDA dollars (in millions) (50% weighting).
The target shares for all participants in the 2016 LTIP were subject to Company performance goals divided as follows:
	Threshold	Target	Maximum
2016 LTIP — 34% David Jaffe / 50% all other NEOs EBITDA Goal:	1,638.0	1,927.1	2,312.5
	Threshold	Target	Maximum
2016 LTIP — 33% David Jaffe / 50% all other NEOs Compound Annual Average Return on Investment Capital Goal:	9.5%	11.2%	13.4%
	Threshold	Target	Maximum
2016 LTIP — 33% David Jaffe Relative TSR Goal based on TSR Peer Group (defined below):	Between Top 40% – Top 60%	Between Top 20% – Top 40%	Top 20%
For each performance goal, with achievement at the threshold level, 50% of the target shares subject to the performance goal would be earned, 100% would be earned for target achievement and 200% would be earned for maximum achievement, with interpolation between the threshold and target levels and the target and maximum levels. The peer group with respect to the TSR goals for the 2016 LTIP (“TSR Peer Group”) was: Abercrombie & Fitch Co. (ANF); American Eagle Outfitters, Inc. (AEO);Chico’s FAS, Inc. (CHS); Children’s Place, Inc. (PLCE); DSW, Inc. (DSW); Foot Locker, Inc. (FL); L Brands, Inc. (LB); Ross Stores, Inc. (ROST); Signet Jewelers Limited (SIG); Tailored Brands, Inc. (TLRD); Urban Outfitters, Inc. (URBN); and Williams-Sonoma, Inc. (WSM). In October 2015, the Compensation Committee determined that the threshold level of performance was not achievable and exercised its discretion to cancel the 2016 LTIP PSUs, and no shares were awarded.
2017 LTIP Performance Goals:
In fiscal 2015, the Compensation Committee established the 2017 LTIP awards. The 2017 LTIP was granted as PSUs and were subject to vesting based on the level of performance achieved of pre-established performance goals. The target number of PSUs may vest and be settled in fully vested shares of our common stock for the NEOs participating under the 2017 LTIP is as follows: Messrs. David Jaffe — 185,000; Pershing — 10,000; and Giammatteo — 3,750.
The Compensation Committee set three-year performance targets under the 2017 LTIP that were lower than the three-year performance targets under the 2016 LTIP (but were not lower than actual performance in fiscal 2014 and fiscal 2015 with targets that increased each year over the preceding year). In setting these targets, the Compensation Committee recognized that fiscal 2015 was a challenging year for the Company in a difficult macroeconomic climate and highly competitive retail environment. Given the many uncertainties in the retail industry that lie ahead, the Compensation Committee set targets it considered challenging but still achievable in an industry where competition for experienced, proven executives is significant.

The target shares for all participants in the 2017 LTIP were subject to Company performance goals divided as follows:
	Threshold	Target	Maximum
2017 LTIP — 34% David Jaffe / 50% all other NEOs EBITDA Goal:	$1,398.3	$1,645.0	$1,974.1
	Threshold	Target	Maximum
2017 LTIP — 33% David Jaffe / 50% all other NEOs Return on Investment Capital Goal:	7.1%	8.4%	10.1%
	Threshold	Target	Maximum
2017 LTIP — 33% David Jaffe Relative TSR Goal:	Between Top 40% – Top 60%	Between Top 20% – Top 40%	Top 20%
For each performance goal, at a threshold achievement level, 50% of the target shares subject to the performance goal will vest, 100% will vest for target achievement and 200% for maximum achievement, with interpolation between the threshold and target levels and the target and maximum levels.
Based on actual performance during fiscal 2015, in October 2015, the Compensation Committee determined that the threshold level of performance was not achievable and exercised its discretion to cancel the 2017 LTIP PSUs, and no shares were awarded.
FY16 LTIP POA Performance Goals:
In fiscal 2016, the Compensation Committee established the FY16 LTIP POA, a cash-settled award. The FY16 LTIP POA has a one-year performance period, consisting of fiscal 2016, and will vest based on the level of performance achieved. The EBITDA target level of achievement was set at 110% times the Company’s actual EBITDA achieved for fiscal 2015. The target value of FY16 LTIP POA that may vest and be settled in cash for the NEOs participating under the FY16 LTIP POA is as follows: Messrs. David Jaffe — $630,000; Pershing — $51,680; and Giammatteo — $40,624.
The target dollars for all participants in the FY16 LTIP POA were subject to Company performance goals (i.e., the EBITDA Goal and the Return on Investment Goal) divided as set forth below (with interpolation between the threshold and target levels and the target and maximum levels). Once the target dollars have been determined based on achievement of goals, the adjusted dollars amount is subject to further adjustment based on the Company’s relative TSR achieved during the performance period and the final payout, if any, is determined by multiplying the adjusted dollars by 80% for minimum achievement level, 100% for target achievement level and 120% for maximum achievement level.
	Threshold	Target	Maximum
FY16 Cash-Settled POA — 50% EBITDA Goal:	$544.5	$680.6	$816.7
	Threshold	Target	Maximum
FY16 Cash-Settled POA — 50% Return on Investment Goal:	35%	40%	50%
	Minimum	Target	Maximum
FY16 Cash-Settled POA — Relative TSR Modifier:	Lower 25th Percentile	Between 26th – 75th Percentiles	Top 25th Percentile

FY16 Cash Settled POA Achievement:	Actual EBITDA Achieved ($)	Percentage of Company EBITDA Target Achieved	Percentage EBITDA Payout Achieved	FY16 LTIP POA EBITDA Payment ($)	Actual Relative TSR	Actual TSR Modifier	FY16 LTIP POA Payment ($)
David Jaffe	614.3	90.3%	75.70%	476,910	5%	80%	381,150
John Pershing	614.3	90.3%	75.70%	39,122	5%	80%	31,266
Robert Giammatteo	614.3	90.3%	75.70%	30,753	5%	80%	24,577
Duane Holloway	—	—	—	—	—	—	—
In relation to the ROI goal, the Compensation Committee determined that the actual capital projects completed and measured in fiscal 2016 were only 14% of the total capital projects that were scheduled to be completed and, as a result, were not significant in relationship to the capital dollars invested during fiscal 2016. Taking into account only 14% of the total capital projects would have resulted in a payout in respect of the ROI goal equal to the maximum level (200%). Accordingly, the Compensation Committee exercised negative discretion to eliminate the ROI goal and the outstanding EBITDA goal was weighted at 100%, subject to the relative TSR modifier. The FY16 LTIP POA payment was calculated by multiplying the EBITDA Payout Achieved % of 75.70% times the target EBITDA Dollars times the actual TSR Modifier of 80% resulting in a payout of 60.5%. The actual Company performance of our stock relative to our established peer group fell in the bottom comparative quartile (lower 25th percentile) resulted in such 80% payout of adjusted dollars based on the TSR Modifier.
FY17 LTIP POA Performance Goals:
In fiscal 2016, the Compensation Committee established the FY17 LTIP POA which may be settled in stock or cash, at the discretion of the Compensation Committee. The number of shares or cash paid under the FY17 LTIP POA, if any, will be based on the level of performance achieved relative to a target cash amount specified for the participant. The EBITDA target level of achievement was set at the sum of: (i) fiscal 2015 actual EBITDA achieved times 110% plus (ii) fiscal 2016 actual EBITDA achieved times 110%. The target cash amount specified for each of the NEOs participating under the FY17 LTIP POA is as follows: Messrs. David Jaffe — $1,260,000; Pershing — $103,359; Giammatteo — $81,250; and Holloway — $57,000.
The target dollars for all participants in the FY17 LTIP POA were subject to Company performance goals (i.e., the EBITDA Goal and the Return on Investment Goal) divided 50/50 as set forth below (with interpolation between the threshold and target levels and the target and maximum levels). Once the target dollars have been determined based on achievement of goals, the adjusted dollars amount is subject to further adjustment based on the Company’s relative TSR achieved during the performance period and the final payout, if any, is determined by multiplying the adjusted dollars by 80% for minimum achievement level, 100% for target achievement level and 120% for maximum achievement level (the “FY17 Final Payout”). Once the FY17 Final Payout is determined, the Compensation Committee will determine, in its sole discretion, whether to pay to the participant a lump sum amount in cash equal to the FY17 Final Payout or issue to the participant that number of shares of the Company’s common stock equal to the FY17 Final Payout divided by the fair market value of one share of common stock on the date the Committee certifies the achievement level. It is expected that the FY17 Final Payout, if earned, will be paid in shares.

FY17 LTIP POA — 50% EBITDA Goal:	Threshold	Target	Maximum
Year 1 EBITDA = $680.6M Plus: Year 2 EBITDA (110% of year 1 actual) = $675.8M	$1,085.1	$1,356.4	$1,627.7
	Threshold	Target	Maximum
FY17 LTIP POA 50% Return on Investment Goal:	35%	40%	50%
	Minimum	Target	Maximum
FY17 LTIP POA — Relative TSR Modifier:	Lower 25th Percentile	Between 26th – 75th Percentiles	Top 25th Percentile
FY18 LTIP POA Performance Goals:
In fiscal 2016, the Compensation Committee established the FY18 LTIP POA which may be settled in stock or cash, at the discretion of the Compensation Committee. The value of FY18 LTIP POA was equal to one-half of an ordinary annual LTIP award. The number of shares or cash paid under the FY18 LTIP POA, if any, will be based on the level of performance achieved relating to a target cash amount specified for the participant. The EBITDA target level of achievement was set at the sum of: (i) fiscal 2015 actual EBITDA achieved times 110% plus (ii) fiscal 2016 actual EBITDA achieved times 110% plus fiscal 2017 Actual EBITDA times 110%. The target cash amount specified for each of the NEOs participating under the FY18 LTIP POA is as follows: Messrs. David Jaffe — $1,890,000; Pershing — $155,039; Giammatteo — $121,875; and Holloway — $114,000.
The target dollars for all participants in the FY18 LTIP POA were subject to Company performance goals (i.e., the EBITDA Goal and the Return on Investment Goal) divided 50/50 as set forth below (with interpolation between the threshold and target levels and the target and maximum levels). Once the target dollars have been determined based on achievement of goals, the adjusted dollars amount is subject to further adjustment based on the Company’s relative TSR achieved during the performance period and the final payout, if any, is determined by multiplying the adjusted dollars by 80% for minimum achievement level, 100% for target achievement level and 120% for maximum achievement level (the “FY18 Final Payout”). Once the FY18 Final Payout is determined, the Compensation Committee will determine, in its sole discretion, whether to pay to the participant a lump sum amount in cash equal to the FY18 Final Payout or issue to the participant that number of shares of the Company’s common stock equal to the FY18 Final Payout divided by the fair market value of one share of common stock on the date the Committee certifies the achievement level. It is expected that the FY18 Final Payout, if earned, will be paid in shares.
FY18 LTIP POA 50% EBITDA Goal:	Threshold	Target	Maximum
Year 1 EBITDA = $680.6M Plus: Year 2 EBITDA (110% of year 1 actual) = $675.8M Plus: Year 3 EBITDA (110% of year 2 actual) = TBD	TBD at end of FY17	TBD at end of FY17	120% of Target

	Threshold	Target	Maximum
FY18 LTIP POA 50% Return on Investment Goal:	35%	40%	50%
	Minimum	Target	Maximum
FY18 LTIP POA — Relative TSR Modifier:	Lower 25th Percentile	Between 26th – 75th Percentiles	Top 25th Percentile
Executive Perquisites
We generally do not offer significant perquisites to our NEOs and they represent a relatively small portion of the NEOs’ total compensation. The cost of perquisites for our NEOs is included in the “All Other Compensation” column of the Summary Compensation Table. The Company offers broad health and welfare programs, which are available to our full-time employees generally.

Deferred Compensation
We maintain a non-qualified deferred compensation plan for approximately 260 employees (including all of our NEOs). We make Company contributions to this plan in an amount determined by us for each calendar plan year. For calendar year ending December 31, 2015, the Company match was 5% for base and bonus compensation deferred. On January 1, 2016, the NEOs who were employed in January 2016 received a Company matching contribution of 1% of up to $265,000 of total compensation deferred, and Company matching contribution of 5% of compensation over $265,000 deferred. See “Nonqualified Deferred Compensation in Fiscal 2016” below.
Severance and Change in Control Payments
Messrs. Pershing, Giammatteo, and Holloway are entitled to receive severance payments upon certain terminations of their employment and to benefits in the event of a Change in Control (as defined below) of the Company. These arrangements provide important protections to both the executive and the Company. Arrangements providing for severance and Change in Control payments assist the Company in attracting and retaining qualified executives who could have other job alternatives.
Under the employment agreement entered into with Mr. David Jaffe in March 2014 (discussed below under “Employment Agreements, Employment Letters and Retirement Agreements — David Jaffe”), he is entitled to an amount equal to two times his base salary in the event his employment is terminated without cause or for good reason, payable in installments over the 24 month period following termination. However, if any such termination occurs upon or during the 24 months following a Change in Control he is entitled to receive an amount equal to two times the sum of his base salary rate then in effect plus the aggregate incentive compensation paid to him for the two most recently completed seasons prior to the date of termination, payable in installments over the 24 month period following termination. This most recent employment agreement eliminated Mr. David Jaffe’s right to terminate employment and receive severance solely as a result of a Change in Control. The Compensation Committee has evaluated Mr. David Jaffe’s existing employment agreement and believes that the enhanced Change in Control severance provision is appropriate in light of the competitive market practices of the Company’s peer group, the elimination of the “single trigger” in the agreement and his long relationship and service with the Company. Mr. David Jaffe’s existing employment agreement contains a fixed three-year term ending on September 21, 2017.
Mr. Elliot S. Jaffe’s employment agreement provides that his estate will be entitled to receive a lump sum payment equal to one year of his base salary at the rate in effect at the time of his death. He is not entitled to severance under any other termination of his employment.
We sponsor the Executive Severance Plan to maintain the competitiveness of our severance pay practices for selected executive-level, employees, including Messrs. Pershing, Giammatteo, and Holloway. Under the Executive Severance Plan, participants are entitled to severance benefits under certain terminations of their employment, including enhanced severance benefits following a Change in Control. A description of the terms and conditions of the Executive Severance Plan can be found in the section of this proxy statement entitled “Executive Severance Plan” below.
No NEO is entitled to a golden parachute (280G) excise tax gross-up or a Code Section 409A tax gross up.
A further description of termination and Change in Control events that trigger post termination and Change in Control pay and benefits for our NEOs, including the Executive Severance Plan, can be found in the section of this proxy statement entitled “Potential Payments Upon Termination or Change in Control” below.
Risk Mitigation
Our Board has reviewed and considered whether our compensation programs and policies create risks that are reasonably likely to have a material adverse effect on us. In that regard, we design our programs in a balanced and diversified manner while also creating significant, yet appropriate, incentives for strong performance based on our business and strategic plan. In most cases, each component of our performance-based compensation program is subject to a limit on the cash paid or the number of shares delivered. We believe that our compensation programs reflect a balance of short-term, long-term, guaranteed and performance based compensation in order not to encourage excessive risk-taking. A significant portion of our compensation program includes performance-based compensation with multi-year performance targets and vesting. We believe that this helps to ensure that our NEOs and other employees focus on the health of our business and the success of broad performance metrics that will deliver stockholder value over time and discourages excess risk-taking by our NEOs and other employees. The Compensation Committee also evaluates on a regular basis our overall mix of equity-based incentive awards relative to cash-based incentive awards to align our executive’s incentives with stockholder interests and long-term value.
Impact of Accounting and Tax Matters
As a general matter, the Compensation Committee reviews and considers the various tax and accounting implications of compensation vehicles that we utilize. With respect to accounting matters, the Compensation Committee examines the accounting cost associated with equity compensation in light of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718.
With respect to tax matters, the Compensation Committee considers the impact of Section 162(m) of the Code, which generally permits a tax deduction to public corporations for compensation over $1,000,000 paid in any fiscal year to certain of a corporation’s NEOs only if the compensation qualifies as being performance-based under Section 162(m) of the Code. We generally endeavor to structure our performance-based incentive compensation for our NEOs to qualify as performance-based under Section 162(m) of the Code where it is reasonable to do so while meeting our compensation objectives.
Nonetheless, from time to time certain non-deductible compensation may be paid and the Board and the Compensation Committee reserve the authority to award non-deductible compensation in appropriate circumstances. In addition, it is possible that some compensation paid pursuant to certain equity awards may be non-deductible under Section 162(m) of the Code.
Consideration of Prior Amounts Paid or Realized
Actual pay earned by our NEOs in prior years from annual or semi-annual incentive opportunities and long-term equity compensation is not specifically taken into account by the Compensation Committee in making a current year’s compensation decisions for (i) salary increases, (ii) target annual or semi-annual incentive compensation opportunity, (iii) target long-term equity incentive opportunity, or (iv) equity compensation. The Compensation Committee also does not specifically adjust a current year’s target incentive compensation in order to reflect the prior year’s actual earned cash or equity incentive compensation.
Clawback Policy
On June 2, 2016, the Company adopted an Incentive Compensation Recoupment Policy (or clawback policy) that, in the event of a material restatement of financial results, allows the Board, based on available remedies, to seek recovery or forfeiture from any executive officer of the portion of incentive compensation that was received by or vested in the executive officer during the three-year period prior to the determination that a restatement was required and that would not have been earned had performance been measured on the basis of the restated results where the Board reasonably determines regardless of fault, that the executive engaged in knowing or intentional fraudulent or illegal conduct that materially contributed to the need for the restatement.
Stock Ownership Guidelines for Executive Officers
Our Board believes it is important that our executive officers and other members of our leadership team have, and are recognized both internally and externally as having, long-term financial interests that are aligned with those of our stockholders. In fiscal 2012, pursuant to the recommendation of the Compensation Committee, the Board adopted stock ownership guidelines for our President and CEO (the “Ownership Guidelines”). In June 2016, the Ownership Guidelines were amended and restated to, among other things, expand the group of persons subject to the guidelines to include all members of our leadership team, including each of the Company’s executive officers (other than Elliot S. Jaffe) and presidents of each of the Company’s brands. The Ownership Guidelines with respect to our President and CEO became effective in September 2011, and with respect to all other members of our leadership, became effective in June 2016. Under the Ownership Guidelines, our President and CEO is required to hold (determined annually as of the last day of the prior fiscal year) six times his annual base salary and all other members of our leadership are required to hold (determined annually as of the last day of the prior fiscal year) one times their annual base salary.
Our President and CEO has satisfied the target ownership requirement under the Ownership Guidelines. The other members of our leadership team have five years to satisfy these requirements. Ownership for purposes of the Ownership Guidelines includes: (i) shares of our stock acquired on the open market or purchased through the exercise of stock options or settlement of any other type of equity award (such as restricted stock, RSUs, deferred stock or a deferred stock unit); (ii) vested equity awards (other than stock options or stock appreciation awards); (iii) vested shares of our stock allocated under any tax-qualified plan; and (iv) unvested RSUs (but excluding unvested performance-based equity awards). Shares held individually or jointly or by a “family member” (as defined in the securities laws which would include certain trusts, family partnerships and foundations) would count as “owned” by the individual. Stock options awards do not count towards the stock ownership requirement. The Ownership Guidelines are posted on the “for investors” page of the Company’s website at www.ascenaretail.com, accessible through the “Investor Relations Menu.”
Prohibition on Hedging and Pledging of Company Stock
Under our Corporate Governance Guidelines, our directors and executive officers are prohibited from engaging in hedging or monetization transactions with respect to our stock, including through the use of financial instruments such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments, or through the establishment of a short position in our securities. Additionally, our directors and executive officers are prohibited from holding our stock in a margin account or otherwise pledging our stock as collateral for a loan.

COMPENSATION COMMITTEE REPORT
The following report of the Compensation Committee does not constitute soliciting material and will not be deemed to be filed with the SEC under the Securities Act or the Exchange Act or incorporated by reference into any document so filed except to the extent that the Company specifically incorporates this Compensation Committee Report by reference therein.
The Compensation Committee has reviewed and discussed with management the above Compensation Discussion and Analysis. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee:
Randy L. Pearce and Carl Rubin

SUMMARY COMPENSATION
The table below summarizes information concerning compensation for fiscal 2016 (which reflects 53 weeks), fiscal 2015 and fiscal 2014.
Name	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(4)	All other Compensation ($)(5)	Total ($)
David Jaffe President and Chief Executive Officer	2016	1,019,231		1,259,995	1,260,002	1,007,179		81,941	4,628,348
	2015	1,000,000		2,543,750	2,380,800			53,570	5,978,120
	2014	1,000,000		2,507,500	2,707,500			87,217	6,302,217
Elliot S. Jaffe Non-Executive Chairman of the Board	2016	422,703		130,006				188,620	741,329
	2015	413,722		99,750				185,377	698,849
	2014	406,904		99,750				194,933	701,587
John Pershing Executive Vice President and Chief Human Resources Officer	2016	557,812		130,356	103,360	203,805		41,576	1,009,909
	2015	500,308	147,766	80,280	128,000	180,985		21,846	1,059,185
Robb Giammatteo Executive Vice President and Chief Financial Officer	2016	509,615		81,257	81,250	181,084		25,588	878,795
	2015	377,538	115,591	167,250	76,800	25,545		6,735	769,459
Duane D. Holloway(6) Executive Vice President and General Counsel	2016	215,385		57,000	57,000	1,451			330,836

(1)
Reflects the aggregate grant date fair value calculation in accordance with FASB ASC Topic 718. Amounts include both time-vesting restricted stock awards and restricted stock awards subject to performance conditions. Assumptions used in the valuation of equity based awards are discussed in “Stock-Based Compensation” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended July 30, 2016.

(2)
Reflects the aggregate grant date fair value calculation in accordance with FASB ASC Topic 718. Assumptions used in the valuation of equity based awards are discussed in “Stock-Based Compensation” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended July 30, 2016.

(3)
The amounts shown for fiscal 2014, 2015 and 2016 represent amounts earned under the 162(m) Plan and/or Omnibus Incentive Plan with respect to Messrs. David Jaffe, Pershing, Giammatteo, and Holloway, as applicable. Mr. Elliot S. Jaffe was not eligible for any incentive bonus under the Company’s incentive plans.

(4)
We have no defined benefit pension plans. All earnings in our nonqualified Executive Retirement Plan are at market values and are therefore omitted from the table.

(5)
A detailed breakdown of  “All Other Compensation” for fiscal 2016 is provided in the table below.

(6)
Mr. Holloway commenced employment with us on January 18, 2016.

Name	Contributions to Executive Officer’s Defined Contribution Plan Accounts ($)	Contributions to Executive Officer’s Non-Qualified Deferred Compensation Plan Accounts ($)	Payments made for Supplemental Retirement Benefits ($)(1)	Use of Company Car Service ($)	Total ($)
David Jaffe	10,600	41,323	—	30,018(2)	81,941
Elliot S. Jaffe	—	10,934	177,686		188,620
John Pershing	10,600	30,976	—		41,576
Robb Giammatteo	11,341	14,247	—		25,588
Duane D. Holloway	—	—	—		—

(1)
Represents supplemental retirement benefit as discussed under “Retirement Agreements” below. This amount is adjusted on an annual basis for cost-of-living increases as determined using the Consumer Price Index.

(2)
Pursuant to the terms of his employment agreement (discussed below), represents the aggregate incremental cost to the Company for use of Company car service necessary for Mr. David Jaffe to perform his duties and responsibilities, including transportation to and from the Company’s offices.

GRANTS OF PLAN BASED AWARDS IN FISCAL 2016
The following table provides information regarding the grants of plan-based awards made to the NEOs during fiscal 2016.
	Grant Date or Performance Period	Plan*	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: No. of Shares of Stock or Units (#)	All Other Option Awards: No. of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Awards ($)
Name			Threshold ($)	Target ($)	Max ($)	Threshold ($)	Target ($)	Max ($)
David Jaffe	FY16	162(m)(1)	750,000	1,500,000	3,000,000
	9/16/2015	RSU							94,170			1,259,995
	9/16/2015	NQ								299,288	12.39	1,260,002
	FY16LTIP	162(m)(2)	315,000	630,000	1,260,000
	FY17LTIP	POA				630,000	1,260,000	2,520,000
	FY18LTIP	POA				945,000	1,890,000	3,780,000
Elliot S. Jaffe	9/17/2015	RSU(5)							8,750			118,825
	12/10/2015	RSU(5)							1,093			11,181
John Pershing	FY16	162(m)(1)	206,719	413,438	826,876
	9/29/2015	RSU							7,656			103,356
	9/29/2015	NQ								22,617	13.48	103,360
	FY16LTIP	162(m)(2)	25,840	51,680	103,360
	FY17LTIP	POA				51,680	103,359	206,718
	FY18LTIP	POA				77,520	155,039	310,078
Robb Giammatteo	FY16	162(m)(1)	187,500	375,000	750,000
	9/29/2015	RSU							6,019			81,257
	9/29/2015	NQ								17,779	13.48	81,250
	FY16LTIP	162(m)(2)	20,313	40,625	81,250
	FY17LTIP	POA				40,625	81,250	162,500
	FY18LTIP	POA				60,938	121,875	243,750
Duane D. Holloway	FY16	162(m)(1)	120,000	240,000	480,000
	1/21/2016	RSU							7,540			57,000
	1/21/2016	NQ								23,077	7.63	57,000
	FY17LTIP	POA				28,500	57,000	114,000
	FY18LTIP	POA				57,000	114,000	228,000

*
Plan

NQ = Non-qualified stock options (granted under the Omnibus Incentive Plan or its predecessor the 2010 Stock Incentive Plan, as amended and restated)
RSU = Restricted Stock Unit (granted under the Omnibus Incentive Plan or its predecessor the 2010 Stock Incentive Plan, as amended and restated)
FY16LTIP = cash-settled POA granted under the 2016 Long Term Incentive Program under the 162(m) Plan
FY17LTIP = cash or stock settled POA granted under the 2017 Long-Term Incentive Program under the Omnibus Incentive Plan
FY18LTIP = cash or stock settled POA granted under the 2018 Long-Term Incentive Program under the Omnibus Incentive Plan
162(m) = cash-settled POA granted under the Amended and Restated Executive 162(m) Plan (except that the cash-settled POAs for fiscal 2016 spring season were made under the Omnibus Incentive Plan)
(1)
Amounts represent the range of semi-annual cash incentive awards the NEO was potentially entitled to receive based on the achievement of his performance goals during fiscal 2016 under the applicable

162(m) Plan or Omnibus Incentive Plan. See “Short-Term Incentive Payments” under the “Compensation Discussion and Analysis” for more information regarding the bonus targets for these awards.
(2)
Amounts represent the range of cash-settled POA under the FY16 LTIP that each eligible NEO was entitled to receive based on the achievement of his performance goals established for the one-year cash-settled POA under the FY16 LTIP. See “FY16 LTIP POA” under the “Compensation Discussion and Analysis” for more information regarding the bonus targets for these awards.

(3)
Represents the range of dollars that may potentially be earned based on the Company’s achievement of the performance goals established for the two-year fiscal 2016 and 2017 cycle under the FY17 LTIP POA and the three-year fiscal 2016, 2017 and 2018 cycle under the FY18 LTIP POA. The threshold amount represents the minimum number of dollars that could be awarded if all goals are achieved at the threshold level, the target amount represents the number of dollars that could be earned if 100% of the goals are achieved, and the maximum amount represents the maximum number of dollars that could be awarded under the FY17 and FY18 LTIP POA upon maximum achievement. Once the final payout amount is determined, the Compensation Committee will determine, in its sole discretion, whether to pay to the participant a lump sum amount in cash equal to such amount or issue to the participant that number of shares of the Company’s common stock equal to the final payout amount divided by the fair market value of one share of common stock on the date the Committee certifies the achievement level. It is expected that these awards, if earned, will be paid in shares.

(4)
Represents a stock option award made pursuant to the Company’s annual stock option grant, as described above in the Compensation Discussion and Analysis under “Non-Qualified Stock Options and Restricted Stock and RSUs under the Omnibus Plan.”

(5)
Represents RSUs awarded to Elliot Jaffe in connection with his service as a director, as described above under “Questions and Answers About Our Board and Corporate Governance Matters — How are directors compensated?”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2016
The following table provides information relating to outstanding equity awards held by the NEOs at July 30, 2016.
		Option Awards				Stock Awards
Name	Plan*	No. of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
David Jaffe	NQ(3)	500,000		7.50	9/18/2018
	NQ(3)	160,000		8.84	9/24/2019
	NQ(3)	300,000		15.00	12/9/2019
	NQ(3)	160,000		11.70	9/23/2020
	NQ(3)	150,000		15.00	9/23/2020
	NQ(3)	88,644		15.55	3/9/2021
	NQ(3)	160,000		13.14	9/21/2021
	NQ(4)	187,500	62,500	20.79	9/20/2022
	NQ(5)	187,500	187,500	19.91	9/25/2020
	NQ(7)	116,250	348,750	14.12	9/23/2021
	NQ(12)		299,288	12.39	9/16/2022
	RSU(14)					94,170	765,602
Elliot S. Jaffe	NQ(3)	20,000		7.03	11/28/2017
	NQ(3)	10,000		7.50	9/18/2018
	NQ(3)	10,000		8.84	9/24/2019
	NQ(3)	20,000		11.70	9/23/2020
	NQ(3)	20,000		13.14	9/21/2021
	RSU(5)					1,250	10,163
	RSU(6)					1,667	13,553
	RSU(8)					3,333	27,097
	RSU(16)					8,750	71,138
	RSU(17)					1,093	8,886
John Pershing	NQ(3)	12,500		15.55	3/9/2021
	NQ(3)	20,000		13.14	9/21/2021
	NQ(4)	18,750	6,250	20.79	9/20/2022
	NQ(5)	12,500	12,500	19.91	9/25/2020
	NQ(7)	6,250	18,750	14.12	9/23/2021
	NQ(13)		22,617	13.48	9/29/2015
	RSU(11)					44,000	357,720
	RSU(10)					3,000	24,390
	RSU(15)					7,656	62,243
Robert Giammatteo	NQ(9)	5,000	5,000	20.41	12/11/2020
	NQ(7)	3,750	11,250	14.12	9/23/2021
	NQ(13)		17,779	13.48	9/29/2022
	RSU(10)					1,250	10,163
	RSU(20)					5,000	40,650
	RSU(15)					6,019	48,934
Duane D. Holloway	NQ(18)		23,077	7.63	7/21/2023
	RSU(19)					7,540	61,300

*
Plan/Type of Award:

NQ = Non-qualified stock option

RSU = Restricted Stock Units

FY17LTIP POA= 2017 2-Yr Long Term Incentive Program

FY18LTIP POA = 2018 3-Yr Long Term Incentive Program

(1)
The amounts in this column equal the number of shares of restricted stock units indicated in the previous column multiplied by the closing price of our common stock $8.13 on July 29, 2016.

(2)
The amounts in this column equal the number of shares of performance share units indicated in the previous column multiplied by the closing price of our common stock $8.13 on July 29, 2016.

(3)
This award is fully vested.

(4)
25% of the options relating to this award vested on September 20, 2015 and the remaining vesting occurred on September 20, 2016.

(5)
25% of the options relating to this award vest on September 25, 2015 and the remaining vests equally over the next two years on each September 25th.

(6)
33% of the restricted stock units relating to this award vested on September 26, 2015 and the remaining vesting occurred on September 26, 2016.

(7)
25% of the options relating to this award vested on September 23, 2015 and the remaining vests equally over the next three years on each September 23rd.

(8)
33% of the restricted stock units relating to this award vested on September 25, 2015 and the remaining vesting occurred on September 25, 2016.

(9)
25% of the options relating to this award vested on December 11, 2015 and the remaining vests equally over the next two years on each December 11th.

(10)
50% of the restricted stock units relating to this award vested on October 15, 2015 and the remaining vesting occurred on October 15th.

(11)
15% of the restricted stock units relating to this award vested on January 27, 2016 and 20% and 35% will vest respectively over the next two years on each January 27th.

(12)
One third of the options relating to this award vests equally over the next three years on each September 16th.

(13)
One third of the options relating to this award vests equally over the next three years on each September 29th.

(14)
One third of the restricted stock units relating to this award vests equally over the next three years on each September 16th.

(15)
One third of the restricted stock units relating to this award vests equally over the next three years on each September 29th.

(16)
One third of the restricted stock units relating to this award vests equally over the next three years on each September 17th.

(17)
One third of the restricted stock units relating to this award vests equally over the next three years on each December 10th.

(18)
One third of the options relating to this award vests equally over the next three years on each January 21st.

(19)
One third of the restricted stock units relating to this award vests equally over the next three years on each January 21st.

(20)
50% of the restricted stock units relating to this award vested on March 4, 2015 and the remaining vesting occurred on March 4, 2016.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2016
The following table shows information about stock options exercised by our NEOs and stock awards held by our NEOs that vested during fiscal 2016.
	Option Awards		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
David Jaffe	600,000	3,642,000	—	—
Elliot S. Jaffe	—	—	4,583	62,008
John Pershing	—	—	15,000	130,020
Robb Giammatteo	—	—	6,750	69,390
Duane D. Holloway	—	—	—	—

(1)
The value realized upon the exercise of the stock options reflect the number of options multiplied by the difference between the closing stock price of our common stock on the date of the exercise and the exercise price of the options.

(2)
Stock Awards include awards of restricted stock, restricted stock units, and performance share units.

(3)
The value realized upon vesting of the stock awards is based on the closing stock price of our common stock on the date the awards vested.

PENSION BENEFITS
Other than the supplemental retirement benefit agreements for Elliot S. Jaffe and Mrs. Roslyn Jaffe (see “Retirement Agreements” below) we do not maintain any defined benefit pension plans for our officers and directors.
EMPLOYMENT AGREEMENTS, EMPLOYMENT LETTERS AND RETIREMENT AGREEMENTS
We have entered into employment agreements with Messrs. Elliot S. Jaffe and David Jaffe and employment letter agreements with Messrs. Pershing, Giammatteo, and Holloway. An employment agreement provides an executive with a time period (or “term”) during which he will be employed by the Company. An “employment letter” does not have a term of employment. Rather, the letter sets forth the minimum compensation and benefits that the executive will receive during his employment. An executive with an employment letter is an “employee at-will” (i.e., the Company may terminate such executive at any time with or without cause, subject to any applicable severance provisions, including the Executive Severance Plan). The Compensation Committee believes that these employment agreements and employment letters are important to our executives and to the Company. Each executive benefits from clarity of the terms of his or her employment. The Company enhances its ability to retain the services of its executives. The Compensation Committee periodically reviews the terms of the employment agreements and employment letters and amends them as necessary to remain competitive and to carry out its objectives. Details of the terms of the specific employment agreements and employment letters are discussed below. On October 19, 2016, Mr. Elliot S. Jaffe, our Co-Founder and Non-Executive Chairman of the Board, notified the Company of his intention not to stand for re-election at the 2016 Annual Meeting of Stockholders, and to retire as an officer of the Company and from the Board, effective at the end of the 2016 Annual Meeting of Stockholders.
EMPLOYMENT AGREEMENTS
David Jaffe
On March 5, 2014 (the “Effective Date”), the Company entered into a new employment agreement with David Jaffe, its President and Chief Executive Officer (the “Employment Agreement”). The Employment Agreement superseded the employment agreement between the Company and Mr. Jaffe dated as of May 2, 2002, as amended (the “Prior Agreement”), which was due to expire by its terms on September 21, 2014. The Employment Agreement is substantially similar to the Prior Agreement, except as described above in Compensation Discussion and Analysis.
The period of Mr. Jaffe’s employment under the Employment Agreement will be from the Effective Date through September 21, 2017 (the “End Date”), unless earlier terminated pursuant to the Employment Agreement. The Employment Agreement provides for an annual salary of  $1,000,000 per year or such higher salary as may be determined by the Company’s board of directors or the Compensation Committee. The Employment Agreement entitles Mr. Jaffe to participate in all of the Company’s retirement, insurance, and bonus, incentive and other benefit plans, including the Omnibus Incentive Plan, to the use of a car service at the Company’s expense as necessary for him to perform his duties and responsibilities, including for transportation to and from his home and office.
In the event that Mr. Jaffe’s employment is terminated prior to the End Date by the Company without cause or by Mr. Jaffe for good reason (a “Qualifying Termination”), other than upon or during the 24 months following a change in control, Mr. Jaffe will be entitled to receive an amount equal to two times his base salary payable in installments for a period of 24 months following the date of termination.
In the event that Mr. Jaffe incurs a Qualifying Termination upon or during the 24 months following a change in control, Mr. Jaffe will be entitled to receive an amount equal to two times the sum of his base salary and an amount equal to the aggregate incentive compensation paid to him for the two most recently completed seasons (i.e., fall and spring) prior to the date of termination, payable in installments for a period of 24 months following the date of termination.
In the event that Mr. Jaffe incurs a Qualifying Termination at any time prior to the End Date (whether prior to, upon or during the 24 months following a change in control or in the absence of a change in control), Mr. Jaffe and his covered dependents will be entitled to receive, subject to his timely election of

COBRA, continued participation in the Company’s health and medical insurance plans at the active employee premium rate through the earlier of the period of Mr. Jaffe’s and/or his covered dependents eligibility for COBRA and Mr. Jaffe becoming eligible under the health and medical insurance coverage of a subsequent employer.
In the event that Mr. Jaffe incurs a Qualifying Termination, or his employment terminates by reason of his death or total disability at any time prior to the End Date (whether prior to, upon or during the 24 months following a change in control or in the absence of a change in control), Mr. Jaffe (or his designated beneficiary or his estate, as applicable) will be entitled to receive a pro rata portion of his incentive compensation for the season in which his employment is terminated based on actual results.
Consistent with the Prior Agreement, the Employment Agreement provides that for a period of one year following his death, Mr. Jaffe’s base salary will continue to be paid to his designated beneficiary or his estate and his covered dependents will be eligible to continued health and medical coverage under COBRA at the active employee rate. Consistent with the Prior Agreement, the Employment Agreement further provides that in the event of Mr. Jaffe’s termination by reason of his total disability, he will receive continued payment of his base salary for the longer of the period from the date of termination through the End Date and one year from the date of termination, and he and his covered dependents will receive continued health and medical coverage under COBRA at the active employee rate through the earlier of such period, the period of Mr. Jaffe’s and/or his covered dependents eligibility for COBRA and Mr. Jaffe becoming eligible under the health and medical insurance coverage of a subsequent employer.
The terms “cause”, “good reason”, “change in control” and “total disability” are defined in the Employment Agreement and below. Severance amounts payable under the Employment Agreement, except for amounts payable upon Mr. Jaffe’s death, will be subject to a possible six-month delay pursuant to Section 409A of the Code. For further information regarding Mr. Jaffe’s employment agreement and the payments to which he may be entitled thereunder, see below under “Potential Payments Upon Termination or Change in Control — David Jaffe.”
The Employment Agreement provides that if Mr. Jaffe receives parachute payments that exceed his threshold amount under Section 280G of the Code, the amount will be cut-back to below the 280G threshold amount unless he would be better off receiving the full amount and paying the excise tax under Section 4999 of the Code. Consistent with the Prior Agreement, the Employment Agreement also contains non-competition and non-solicitation restrictions effective during the employment term and for one year thereafter as well as a perpetual non-disparagement restriction.
“Cause” is generally defined in Mr. Jaffe’s Employment Agreement to include conviction of a crime, intentional and willful failure to satisfactorily perform employment duties reasonably requested by our Board, fraud or embezzlement, gross misconduct or gross negligence that has a substantial adverse effect on the Company or its affiliates, an intentional and willful act or omission which is materially detrimental to our business or reputation, or Mr. Jaffe’s willful breach of the covenants set forth in his Employment Agreement (which include covenants not to compete, not to solicit our employees and not to disparage the Company).
“Good Reason” is generally defined in Mr. Jaffe’s Employment Agreement as the occurrence, without Mr. Jaffe’s consent, of any of the following: a material demotion in his position, job duties or responsibilities; our failure to pay him his compensation or benefits; the relocation of Mr. Jaffe’s principal place of work at least 35 miles from its current location; or any material breach of any of our obligations under his agreement.
“Change in Control” is generally defined in Mr. Jaffe’s Employment Agreement as: (a) any “person” (as defined in the Exchange Act) becomes the beneficial owner of 30% or more of the outstanding common stock of the Company (excluding a person that is an affiliate of the Company); (b) a change of a majority of the Board after March 5, 2014 (the “Incumbent Directors”), unless the election of a new director was supported by two-thirds of the Incumbent Directors (which includes any new director whose election was supported by two-thirds of the Incumbent Directors); (c) the Company adopts a plan of liquidation of all or substantially all of its assets; (d) the Company disposes of all or substantially all of the assets or business of the Company pursuant to a merger, consolidation or other transaction; or (e) the Company combines with another company and is the surviving corporation, but, immediately after the combination, the stockholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the common stock or other ownership interests of the combined company.
“Total Disability” is generally defined in Mr. Jaffe’s Employment Agreement as Mr. Jaffe being physically or mentally incapacitated such that Mr. Jaffe is incapable of performing his material duties under the Employment Agreement for a period of ninety (90) consecutive days or 120 non-consecutive days in any 12 month period. Receipt of disability benefits under the Company’s long-term disability plan or receipt of Social Security disability benefits is conclusive evidence of Total Disability, or, in the absence of receipt of such benefits, a determination of Total Disability by an impartial physician.
Elliot S. Jaffe
Elliot S. Jaffe, in accordance with the terms of an employment agreement, dated May 2, 2002, gave notice of his election to terminate his term as Executive Chairman of the Board effective on July 30, 2006. In an amendment effective July 30, 2006, the terms of the 2002 agreement were amended to provide that Mr. Jaffe will continue to be employed by the Company initially as Chairman of the Board at a reduced salary of  $350,000 per year (subject to cost of living increases). The Company may terminate Mr. Jaffe’s employment on at least 90 days’ advance notice at any time after July 30, 2016. The 2006 amendment eliminated a number of Mr. Jaffe’s personal benefits, including his eligibility for a bonus and any change-of-control payment. Under the 2006 amendment, commencing on July 30, 2006, Mr. Jaffe also became eligible to receive a supplemental retirement benefit of  $150,000 per year for life, subject to an annual cost-of-living increase, as well as health insurance coverage for life similar to the Company’s current health plan. Mr. Jaffe is obligated to provide no more than 24 days per fiscal year of advisory and consultative services to the Company and is subject to non-competition restrictions following his termination of employment. Mr. Jaffe, while he continues to serve as Non-Executive Chairman of the Board, will be entitled to an office and secretarial assistance. All other terms, conditions and covenants of the 2002 agreement remain in full force and effect, including a lump sum payment equal to one-year’s salary based on the salary rate last in effect prior to his termination of employment by reason of death. On October 19, 2016, Mr. Elliot S. Jaffe, our Co-Founder and Non-Executive Chairman of the Board, notified the Company of his intention not to stand for re-election at the 2016 Annual Meeting of Stockholders, and to retire as an officer of the Company and from the Board, effective at the end of the 2016 Annual Meeting of Stockholders.
EMPLOYMENT LETTERS
John Pershing
Mr. Pershing has an employment letter with the Company that was entered into on January 25, 2015, which provides that he is entitled to a base salary of at least $525,000 per year, as well as standard Company benefits.
Robb Giammatteo
Mr. Giammatteo has an employment letter with the Company that was entered into on July 25, 2015, which provides that he is entitled to a base salary of at least $500,000 per year, as well as standard Company benefits.
Duane D. Holloway
Mr. Holloway has an employment letter with the Company that was entered into on July 31, 2016, which provides that he is entitled to a base salary of at least $440,000 per year, as well as standard Company benefits.
RETIREMENT AGREEMENTS
Elliot S. Jaffe
Commencing July 30, 2006, Elliot S. Jaffe became eligible to receive a supplemental retirement benefit of  $150,000 per year for life, subject to an annual cost-of-living increase. On October 19, 2016, Mr. Elliot S.

Jaffe, our Co-Founder and Non-Executive Chairman of the Board, notified the Company of his intention not to stand for re-election at the 2016 Annual Meeting of Stockholders, and to retire as an officer of the Company and from the Board, effective at the end of the 2016 Annual Meeting of Stockholders.
Mrs. Roslyn S. Jaffe
We also entered into a retirement agreement with Mrs. Jaffe. The agreement provides Mrs. Jaffe, in light of her role as co-founder of the Company and her 44 years of service to the Company at the time of her retirement, with a supplemental retirement benefit, commencing July 30, 2006, of  $50,000 per year for life, subject to an annual cost-of-living increase.

EXECUTIVE SEVERANCE PLAN
We maintain the Executive Severance Plan, as amended and restated as of March 2, 2016, in order to provide severance benefits to certain selected executive-level employees, which for fiscal 2016 included Messrs. Pershing, Giammatteo, and Holloway. The following summary describes the key provisions of the Executive Severance Plan as they applied or would have applied to Messrs. Pershing, Giammatteo, and Holloway at the end fiscal 2016. Named Executive Officers who are not currently employed with us are not eligible to participate in the plan.
The Executive Severance Plan provides participants with the following severance benefits in the event of a termination of employment by the Company without “cause” (as defined in the plan), other than a termination that constitutes a termination in connection with a “change in control” (as defined in the plan):
•
12 month salary continuation; and

•
a pro rata portion of his/her semi-annual bonus based on actual results; and

•
continued health insurance coverage at the active employee rate for a period up to 12 months; and

•
12 months of Outplacement Services not to exceed $10,000.

In lieu of the benefits described above, if such executive would have been terminated without cause or terminated employment for “good reason” (as described below) during (1) the 90 day period prior to a change in control (such termination, a “Pre-CIC Termination”), or (2) the period commencing on a Change in Control and ending 24 months later (such termination, a “Post-CIC Termination), the executive would have been eligible for the following upon the change in control (in the case of a Pre-CIC Termination), or upon the termination date (in the case of a Post-CIC Termination):
•
a lump sum equal to 1.5 times the sum of annual base salary plus the greater of a) annual target bonus for the year in which the CIC occurs; or b) average three year aggregate annual bonus equaling the sum of the two seasonal bonuses paid in each such fiscal year; and

•
a pro rata portion (based on the number of days employed during the applicable performance period from when the separation from service occurs) of the seasonal (semi-annual) bonus based on actual results, payable when other such bonuses are paid; and

•
continued health insurance coverage at the active employee rate for a period of up to 18 months; and

•
in the case of a Post-CIC Termination, full vesting of any unvested equity awards (in the case of a Pre-CIC Termination, a lump sum cash equivalent payment equal to the fair market value of the unvested equity awards that were forfeited upon the termination); and

•
12 months of Outplacement Services not to exceed $10,000.

The severance benefits payable under the Severance Plan are subject to: (1) the six month delay to the extent required under Section 409A of the Code; (2) the execution and non-revocation of a general release of claims in favor of the Company within a specified time period; (3) the executive’s compliance with certain non-competition and non-solicitation restrictive covenants following a termination (other than a Pre-CIC Termination or a Post-CIC Termination); and (4) reduction to avoid any excise tax on “parachute payments” if the executive would benefit from such reduction as compared to paying the excise tax. Any benefits payable under the Executive Severance Plan supersede and are in lieu of any severance benefits and/or payments provided under any other agreements, arrangements or severance plans by and between the executive and the Company.

NONQUALIFIED DEFERRED COMPENSATION IN FISCAL 201 6
After satisfying a waiting period, our NEOs are eligible for participation in our Executive Retirement Plan, which is an unfunded, unsecured nonqualified deferred compensation plan. The Executive Retirement Plan allows our executives to defer a maximum of 50% of their base salary and 75% of their bonuses paid or other performance-based cash compensation awarded. Elections to participate in the Executive Retirement Plan are made by our executives on an annual basis, prior to the beginning of the year in which the compensation is earned.
We make Company contributions to the Executive Retirement Plan in an amount determined by us for each plan year. For fiscal 2016, our NEOs who were eligible for participation received a Company matching contribution of 1% of up to $265,000 of total compensation deferred, and Company matching contribution of 5% of compensation over $265,000 deferred. Participants are immediately vested in deferrals of their own compensation. Company matching contributions vest in 25% increments after 2 years, 3 years, 4 years and 5 years of service with the Company. All Company matching contributions held and received by the participant are vested after five years of service with the Company.
The aggregate balance of each participant’s account consists of amounts that have been deferred by the participant, Company matching contributions, plus earnings (or minus losses). We do not deposit any amounts into any trust or other account for the benefit of plan participants. In accordance with tax requirements, the assets of the Executive Retirement Plan are subject to claims of our creditors. Account balances are deemed invested in accordance with investment elections designated by the participant. Investment option transfers may be made daily. There are 27 investment options available to plan participants, including fixed income funds, domestic and international equity funds, blended funds and pre-allocated lifestyle fund investments. Interest and gains or losses on each deemed investment are credited or debited to each participant’s account daily based on the actual performance of the funds in which the participant is deemed invested.
Deferred account balances are distributed to the plan participants in accordance with elections made by the participant at the time the deferral is made, subject to Section 409A of the Code. A participant may elect to receive distributions, either in a lump sum or in installments, upon his or her termination of employment with the Company, disability, death, an unforeseeable emergency or a change of control, each of the last two events as defined in Section 409A of the Code. A participant may elect to receive distributions while still employed by the Company if he or she elects to have in-service or education distributions, made at a date specified by the participants.
The following table shows the executive and Company contributions, earnings and account balances for the NEOs.
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate (Loss) Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
David Jaffe	81,305	41,323	(116,258)		18,642,723
Elliot S. Jaffe	41,473	10,934	34,915		6,595,804
John Pershing	43,739	30,976	6,293		283,968
Robb Giammatteo	50,000	14,247	7,442		134,359
Duane D. Holloway	—	—	—		—

(1)
All executive contributions represent amounts deferred by each NEO under the Executive Retirement Plan (Ascena’s Non-Qualified Deferred Compensation Plan) and are included as compensation in the Summary Compensation Table under “Salary”, “Bonus” and “Non-Equity Incentive Plan Compensation.”

(2)
All registrant contributions are reported under “All Other Compensation” in the Summary Compensation Table.

(3)
These amounts are not reported in the Summary Compensation Table as the earnings included in this column are based on the investment options selected by the NEO, none of which provide interest above the market rate.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The tables below describe and estimate additional compensation and benefits that our NEOs would have become entitled to pursuant to their employment agreements, employment letters and other arrangements between the Company and the executive upon a termination of their employment in certain circumstances or in the event of a Change in Control, in each case assuming such event had occurred on July 30, 2016. Where applicable, the amounts payable assume an $8.13 fair value of our common stock (the closing price on July 29, 2016, the last business day prior to fiscal year end). We have calculated these estimated payments to meet SEC disclosure requirements. The estimated payments are not necessarily indicative of the actual amounts any of our NEOs would receive in such circumstances. The table excludes (i) compensation amounts accrued through July 30, 2016 that would be paid in the normal course of continued employment, such as accrued but unpaid salary, and (ii) vested account balances under our retirement plan that are generally available to all of our salaried employees. In addition, where applicable, the amounts reflected for bonuses reflect the actual amounts paid to the NEO for fiscal 2016, since the hypothetical termination or Change in Control date is the last day of the fiscal year for which the bonus is to be determined.
In addition to these payments, participants in our Executive Retirement Plan, including the NEOs, may elect to receive distributions, either in a lump sum or in installments, upon his or her termination of employment with the Company, disability, death, or following a Change in Control (subject to Section 409A of the Code). Each NEO’s account balance under the Executive Retirement Plan as of the end of fiscal 2016 is set forth under the “Aggregate Balance at Last Fiscal Year End” column of the Nonqualified Deferred Compensation Table above.
Payments and Benefits for Mr. David Jaffe
	Base Salary ($)	Bonus ($)	Health Benefits ($)	Acceleration of Equity Awards ($)(6)	Total ($)
Termination without Cause or for Good Reason Prior to a Change in Control	2,000,000(1)	381,150(4)	32,175(7)	75,602	3,178,927
Termination without Cause or for Good Reason Upon or Following a Change in Control	2,000,000(2)	1,007,179(4)(5)	32,175(7)	75,602	3,804,956
Change in Control – No Termination	—	—	—	75,602	75,602
Death	1,000,000(3)	1,007,179(4)(5)	21,450(8)	75,602	2,794,231
Total Disability	2,000,000(1)	1,007,179(4)(5)	32,175(7)	75,602	3,804,956
Termination for Cause or without Good Reason Prior to a Change in Control	—	—	—	—	—

(1)
Represents an amount equal to 2 times his base salary.

(2)
Represents an amount equal to 2 times his base salary.

(3)
Represents an amount equal to his base salary.

(4)
Represents the amount of his FY16 Cash-Settled LTIP POA for fiscal 2016.

(5)
Represents an amount equal to the aggregate incentive compensation paid for the two most recently completed seasons prior to the date of termination.

(6)
Represent the fair market value of our Common Stock on July 29, 2016, less the exercise price, if applicable, multiplied by the number of shares of our Common Stock underlying all equity awards held by him on such date that would have become vested and exercisable or for which the restrictions thereon would have lapsed had such event occurred on such date.

(7)
Represents our payment for the cost of continuation health coverage for his family for 18 months following his termination.

(8)
Represents our payment for the cost of continuation health coverage for his family for 12 months following his termination.

Payments and Benefits for Mr. Elliot S. Jaffe
	Base Salary ($)	Acceleration of Equity Awards ($)(2)	Total ($)
Termination without Cause or for Good Reason	—	130,836	130,836
Termination For Cause or without Good Reason	—	—	—
Change in Control – No Termination	—	130,836	130,836
Death	414,727(1)	130,836	545,563
Disability	—	130,836	130,836

(1)
Represents an amount equal to his base salary.

(2)
Represents the fair market value of our Common Stock on July 29, 2016, less the exercise price, if applicable, multiplied by the number of shares of our Common Stock underlying all equity awards held by him on such date that would have become vested and exercisable or for which the restrictions thereon would have lapsed had such event occurred on such date.

Payments and Benefits for Mr. John Pershing
	Base Salary ($)	Bonus ($)(3)	Health Benefits ($)	Acceleration of Equity Awards ($)(6)	Total ($)
Termination without Cause or for Good Reason Prior to a Change in Control	551,250(1)	31,266	14,245(4)	444,353	1,041,114
Termination without Cause or for Good Reason Upon or Following a Change in Control	1,240,313(2)	31,266	21,368(5)	444,353	1,737,299
Change in Control – No Termination	—	—	—	444,353	444,353
Death or Disability	—	—	—	444,353	444,353
Termination for Cause	—	—	—	—	—

(1)
Represents an amount equal to his base salary.

(2)
Represents an amount equal to 1.5 times the sum of his base salary plus his fiscal 2016 target bonus.

(3)
Represents the amount of his FY16 Cash-Settled LTIP POA for fiscal 2016.

(4)
Represents our payment for the cost of continuation health coverage for 12 months following his termination.

(5)
Represents our payment for the cost of continuation health coverage for 18 months following his termination.

(6)
Represents the fair market value of our common stock on July 29, 2016, less the exercise price, if applicable, multiplied by the number of shares of our common stock underlying all equity awards held by him on such date that would have become vested and exercisable or for which the restrictions thereon would have lapsed had such event occurred on such date.

Payments and Benefits for Mr. Robb Giammatteo
	Base Salary ($)	Bonus ($)(3)	Health Benefits ($)	Acceleration of Equity Awards ($)(6)	Total ($)
Termination without Cause or for Good Reason Prior to a Change in Control	500,000(1)	24,577	21,450(4)	99,747	645,774
Termination without Cause or for Good Reason Upon or Following a Change in Control	1,125,000(2)	24,577	32,175(5)	99,747	1,281,499
Change in Control – No Termination	—	—	—	99,747	99,747
Death or Disability	—	—	—	99,747	99,747
Termination for Cause	—	—	—	—	—

(1)
Represents an amount equal to his base salary.

(2)
Represents an amount equal to 1.5 times the sum of his base salary plus his fiscal 2016 target bonus.

(3)
Represents the amount of his FY16 Cash-Settled LTIP POA for fiscal 2016.

(4)
Represents our payment for the cost of continuation health coverage for 12 months following his termination.

(5)
Represents our payment for the cost of continuation health coverage for 18 months following his termination.

(6)
Represents the fair market value of our common stock on July 29, 2016, less the exercise price, if applicable, multiplied by the number of shares of our common stock underlying all equity awards held by him on such date that would have become vested and exercisable or for which the restrictions thereon would have lapsed had such event occurred on such date.

Payments and Benefits for Mr. Duane D. Holloway
	Base Salary ($)	Bonus ($)(3)	Health Benefits ($)	Acceleration of Equity Awards ($)(6)	Total ($)
Termination without Cause or for Good Reason Prior to a Change in Control	400,000(1)	—	21,080(4)	72,839	493,918
Termination without Cause or for Good Reason Upon or Following a Change in Control	840,000(2)	—	31,619(5)	72,839	944,458
Change in Control – No Termination	—	—	—	72,839	72,839
Death or Disability	—	—	—	72,839	72,839
Termination for Cause	—	—	—	—	—

(1)
Represents an amount equal to his base salary.

(2)
Represents an amount equal to 1.5 times the sum of his base salary plus his fiscal 2016 target bonus.

(3)
Represents the amount of his FY16 Cash-Settled LTIP POA for fiscal 2016.

(4)
Represents our payment for the cost of continuation health coverage for 12 months following his termination.

(5)
Represents our payment for the cost of continuation health coverage for 18 months following his termination.

(6)
Represents the fair market value of our common stock on July 29, 2016, less the exercise price, if applicable, multiplied by the number of shares of our common stock underlying all equity awards held by him on such date that would have become vested and exercisable or for which the restrictions thereon would have lapsed had such event occurred on such date.

Acceleration of Equity Awards
As discussed in the Compensation Discussion and Analysis under the headings “Non-Qualified Stock Options, RSUs and PSUs under the Company’s Omnibus Incentive Plan” and “Long-Term Incentive Plans”, eligible employees, including our NEOs, may be awarded PSUs, non-qualified stock options, shares of restricted stock or RSUs that vest over a specified period of years that vary based on the type and timing of the award (unless, in the case of restricted stock and RSUs, the shares are subject to immediate vesting because the recipient satisfies the “Total Years Test”). Prior to its amendment and restatement effective December 17, 2010, the Omnibus Incentive Plan and relevant award agreements, however, provided for accelerated vesting of certain equity awards following a Change in Control of the Company or upon certain termination events, as described below. To reflect corporate governance best practices, the provisions relating to a change of control of the Company were modified pursuant to the amendment and restatement of the Omnibus Incentive Plan for awards granted on or after December 17, 2010, as set forth below.
Change in Control Provisions under the Omnibus Incentive Plan
Effective with respect to grants made under the Omnibus Incentive Plan on or after December 17, 2010, unless otherwise determined at grant, such awards will not automatically vest upon a Change in Control (i.e., a “single trigger”), but will vest upon an involuntary termination without Cause that occurs within 2 years following a Change in Control (i.e., upon a “double trigger”). Unless otherwise determined at grant, awards granted under the Omnibus Incentive Plan prior to December 17, 2010 will automatically vest upon a single trigger.
“Change in Control” is defined in the Omnibus Incentive Plan as:
•
any person or group acquires 30% or more of the Company’s voting securities;

•
a change in a majority of the members of the Board over any two-year (or, for any payment pursuant to an award that is triggered upon a Change in Control and that constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code (such an award a “409A Award”), one year) period unless the new directors’ election to the Board was approved by at least two-thirds (or, for any payment pursuant to a 409A Award, a majority) of the existing directors (referred to as a “change in Board composition”);

•
a merger of the Company, unless the voting securities of the Company outstanding immediately prior to the merger continue to represent greater than 50% of the voting securities of the company or surviving entity outstanding immediately after such merger;

•
approval by the stockholders of a plan of liquidation of the Company (this will not apply with respect to any payment pursuant to a 409A Award); or

•
a sale of all or substantially all of the Company’s assets other than a sale to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale (or, for awards granted prior to March 3, 2010, approval of the stockholders of such sale) (referred to as an “asset sale”).

For awards granted under the Omnibus Incentive Plan prior to December 17, 2010, “Change in Control” also includes the following events:
•
none of Messrs. Elliot S. Jaffe or David Jaffe, Ms. Roslyn Jaffe, or any of their direct lineal descendants (referred to as the “Jaffe family”), is a member of the Board; or

•
the Jaffe family owns less than 5% of the voting securities of the Company.

Special Provisions Related to Option Awards Granted Prior to December 17, 2010
If prior to the occurrence of a Change in Control, the Compensation Committee reasonably determines, in good faith that the stock options will be honored or assumed, or new rights substituted, then stock options granted under the Omnibus Incentive Plan prior to December 17, 2010 generally will not be subject to accelerated vesting upon a Change in Control.

If the stock options granted under the Omnibus Incentive Plan are accelerated upon a Change in Control, the Compensation Committee, in its sole discretion, may authorize the Company or its affiliates to purchase any such accelerated options by paying the option holder the difference between the exercise price of his or her option and the higher of: (i) the highest price paid for a share of common stock in any transaction related to the Change in Control, or (ii) the highest fair market value per share of common stock at any time during the 60 day period preceding the Change in Control.
Special Provisions Related to LTIP Awards
Restricted stock awards granted under any completed LTIP cycle would immediately vest in the event that a Change in Control occurs or the recipient’s employment is terminated due to death or disability.
Special Provisions Related to Annual or Special Awards
Unless otherwise determined by the Compensation Committee at the time of grant, annual or special awards of restricted stock that have not yet vested would vest immediately upon the participant’s death, disability, achievement of the Total Years Test or a termination of the participant’s employment without Cause that occurs within 24 months following a Change in Control. In addition, unless otherwise determined by the Compensation Committee at the time of grant, any portion of an award of RSUs that had not yet vested would vest immediately upon the occurrence of the participant’s death, disability, or termination on or after achievement of the Total Years Test or a Change in Control; except that, if a recipient makes a deferral election with respect to an RSU award, the foregoing accelerated vesting provisions will not apply to such award if the recipient’s termination occurs on or before the 13th month following the grant date due to achievement of the Total Years Test.

PROPOSAL TWO
RESOLUTION ON EXECUTIVE COMPENSATION
Summary of the Advisory Resolution
The Company seeks your advisory vote on the compensation programs of our NEOs for fiscal 2016 pursuant to Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the related SEC rules promulgated thereunder) (commonly referred to as “Say-on-Pay”). The Company asks that you support the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis section and the accompanying tables contained in this proxy statement on pages 20 – 39.
Our compensation program for executives including our NEOs is designed to attract and retain quality leaders with an emphasis on pay for performance and creating long-term sustainable and profitable growth. Our compensation elements seek to balance all aspects of an executive’s responsibilities: base salary for day-to-day responsibilities; cash incentive bonus for shorter-term returns linked to semi-annual Company performance; and equity awards for aligning the executives’ focus with stockholder value and the long-term, future performance of the Company.
As noted above, at our 2015 Annual Meeting of Stockholders, our stockholders were presented with an advisory vote seeking approval of our fiscal 2015 NEOs executive compensation program, commonly known as the “say-on-pay” proposal. Our 2013 and 2014 say-on-pay proposals were overwhelmingly supported by stockholders with a favorable vote of over 92% of votes cast each year. At our 2015 Annual Meeting, approximately 57% of the votes cast were in favor of our executive compensation program as disclosed in our proxy statement for fiscal 2015, which included favorable votes from three of our top five largest investors (representing over 21.1% of shares outstanding). While fiscal 2015 say-on-pay results reflect continued majority support of our program, this level of support was a significant decline from the prior year’s advisory vote.
In light of the lower level of stockholder support in fiscal 2015, the Company’s Compensation Committee reviewed the Company’s performance, the compensation practices of its peers and compensation surveys and other materials regarding general and executive compensation, and obtained feedback, advice and recommendations on compensation best practices from its independent external compensation consultant, Radford. In addition, our executive management exchanged communications with the stockholder advisory firm, Institutional Shareholder Services (ISS), regarding the elements of the Company’s executive compensation program that had contributed to ISS’s negative recommendation against the Company’s say-on-pay resolution in fiscal 2015. We also engaged in discussions both internally and with our third party compensation consultants to better understand “pay-for-performance” guidelines of proxy advisory firms, perceived problematic compensation practices that may have contributed to ISS’s negative recommendation to our fiscal 2015 “say on pay” resolution, and to review and provide feedback with regard to our anticipated disclosure this year. Finally, with the support of the Board, executive management directly engaged a broad representation of our stockholders to better understand their perspectives regarding our executive compensation programs and practices, and to determine whether changes should be made to our executive compensation programs and/or practices.
Details regarding our stockholder engagement efforts are disclosed in the Compensation Discussion and Analysis section in this proxy statement on pages 21 – 23. As noted above, we believe we have addressed many of the topics raised by our stockholders and will continue to solicit feedback to assist in ongoing evaluations of our compensation and governance practices.

Changes We’ve Made in Response to Stockholder Feedback
✓	Expanded Disclosure of Performance Metrics in Proxy Statement
✓	Payout of LTIP Awards in fiscal 2017 and thereafter to be made only in common stock
✓	Added a Total Stockholder Return (TSR) Modifier to our LTIP Awards for Fiscal 2016
✓	LTIP Awards After Fiscal 2016 Include Relative TSR Performance Metric (Representing 50% of Award)
✓	Adopted a Clawback Policy for Executive Officers
✓	Expanded Stock Ownership Guidelines to Cover all Company Leadership
✓	Commitment to Ongoing Stockholder Outreach & Engagement (including a newly created office of Investor Relations)
The Company has in the past sought and received stockholder approval for certain of the incentive plans that we use to motivate, retain and reward our executives. Those incentive plans include the 2016 Omnibus Incentive Plan (formerly known as the 2010 Stock Incentive Plan), for which our stockholders approved an amendment and restatement at our 2015 annual meeting, and the 162(m) Executive Bonus Plan, which the stockholders last approved in 2013. The amendment and restatement of the 2016 Omnibus Incentive Plan in December 2015 incorporated the Amended and Restated Executive 162(m) Bonus Plan into the 2010 Stock Incentive Plan, renaming the revised plan, the “2016 Omnibus Incentive Plan.” Amounts paid under these stockholder approved plans make up a majority of the pay that the Company provides to our NEOs.
The Compensation Committee regularly reviews elements of our compensation practices and policies, making changes designed to protect our stockholders’ interests and to reflect certain corporate governance best practices where warranted. The Company’s practices include the following, each of which the Compensation Committee believes reinforces our executive compensation philosophy and objectives:
What We Do:
✓	Linkage Between Performance Measures and Long-Term Growth — Our executive compensation program is designed to attract and retain talent with an emphasis on pay-for-performance and creating long-term growth.
✓	Performance-Based Long Term Incentive Awards — For the three-year period beginning in fiscal 2017, performance metrics for all performance-based LTIP awards will be tied to net income (50%) and total stockholder return based on S&P Retail Companies — Specialty Stores Index (50%). These actions are intended to further align senior management compensation with stockholder returns.
✓	Market Comparison of Executive Compensation Against a Relevant Peer Group
✓	“Double Trigger” in the Event of a Change in Control — In the event of a change in control, cash severance benefits are predominantly payable or vest upon a “double trigger” for our executive officers (i.e., upon an involuntary termination that occurs within 2 years following a change in control), and there are no “walk rights” following a change in control (i.e., the ability for executives to receive change in control-related payments without the loss of their job or substantial diminution of job duties).
✓	Independent Compensation Consultant — The Compensation Committee retains its own compensation consultant to review and advise on the Company’s executive compensation program and practices.
✓	Maximum Payout Caps for Executive Officer Annual Cash Incentive Compensation
✓	Share Ownership Guidelines — Our Chief Executive Officer is required to hold 6x his base salary, and our other executive officers (other than Elliot Jaffe) and brand presidents are required to hold 1x their base salaries, each within five years of the adoption of the guidelines or, if later, promotion or hire.
✓	Hedging/Pledging Policy — None of our executive officers or non-employee directors are permitted to engage in hedging or pledging transactions with respect to our stock.

What We Don’t Do:
☒	No Change in Control or Perquisite Tax Gross-Ups
☒	No Employment Agreements (except for our Chief Executive Officer and Non-Executive Chairman)
☒	No Significant Executive Perquisites
☒	No Excessive Severance Benefits
☒	No Service-Based Defined Benefit Pension Plan or Other Similar Benefits
☒	No Repricing of Underwater Stock Options
☒	No Executive Officer is entitled to Termination Bonus in Excess of Market Standard
In fiscal 2016, our executive team, headed by our NEOs, managed approximately 4,900 specialty retail stores selling apparel for women and tween girls under eight retail brands (including approximately 1,000 additional stores added in early fiscal 2016 following the ANN acquisition in August 2015), and undertook and completed a number of significant strategic initiatives to create synergies among the Company’s brands in areas such as the operation and transformation of distribution and fulfillment centers, implementation/completion of building projects and enhancements to our information technology systems and platforms. These initiatives were taken notwithstanding that fiscal 2016 represented another year of rapidly changing customer expectations in an increasingly dynamic competitive environment, during which our financial performance in fiscal 2016 did not meet our expectations.
The Company believes that the compensation paid to its NEOs for fiscal 2016 is appropriate and in line with the Company’s goals of creating long term sustainable and profitable growth and aligning the interests of our NEOs with the interests of our stockholders.
The vote on this resolution is not intended to address any specific elements of compensation, rather, the vote relates to the overall compensation of the NEOs as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, the Board or the Compensation Committee. However, to the extent there is any significant vote against the NEO compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.
Accordingly, the Board recommends that the stockholders approve the following advisory resolution:
RESOLVED, that the compensation paid to the Company’s NEOs for fiscal 2016, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL THREE
RATIFICATION OF THE ENGAGEMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Deloitte & Touche LLP (“Deloitte & Touche”) to provide audit services to us and our subsidiaries for the fiscal year ending July 29, 2017. The stockholders are being requested to ratify such selection at the Annual Meeting. A representative of Deloitte & Touche will attend the Annual Meeting to make any statements he or she may desire to make and to respond to appropriate stockholder questions.
Although this appointment is not required to be submitted to a vote of the stockholders, the Audit Committee believes it is appropriate as a matter of policy to request that the stockholders ratify the appointment. Assuming a quorum is present, the appointment of Deloitte & Touche as our Independent Registered Public Accounting Firm for the fiscal year ending July 29, 2017 will be ratified if the votes cast in favor of ratification exceed the votes cast in opposition to ratification, present in person or represented by proxy at the Annual Meeting. If the stockholders do not ratify the appointment, the Audit Committee will consider the selection of another independent registered public accounting firm.
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR
ENDING JULY 29, 2017.
Information Regarding the Independent Registered Public Accounting Firm
The Audit Committee selected Deloitte & Touche as auditors with respect to the financial statements of the Company for the fiscal year ending July 29, 2017.
Fees Paid to Independent Registered Public Accounting Firm
The following table shows the fees billed by Deloitte & Touche for the past two fiscal years for audit and other related fees:
	Fiscal 2016	Fiscal 2015
Audit Fees(1)	$5,958,000	$5,757,000
Audit-Related Fees(2)	221,099	315,100
Tax Fees(3)	275,355	334,200
All Other Fees	0	0
Total Fees	$6,454,000	$6,406,300

(1)
Fees for audit services billed in fiscal 2016 and fiscal 2015 consist of the annual audit of the Company’s consolidated financial statements, interim reviews of the quarterly consolidated financial statements and auditing the Company’s internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)
Audit-related fees consist principally of services performed in connection with registration statements filed with the SEC, statutory audits, and assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements.

(3)
Tax fees includes fees for professional services provided related to tax compliance, including federal, state and local taxes, tax planning and advisory services.

The Audit Committee has established a policy concerning the pre-approval of the audit and non-audit services to be provided by the independent registered public accounting firm to the Company. The policy requires that all services to be performed by Deloitte & Touche, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee. Specific services provided by the independent registered public accounting firm are regularly reviewed in accordance with the pre-approval policy. At subsequent Audit Committee meetings, the Audit Committee receives updates on services being provided by the independent registered public accounting firm, and management may present additional services for approval. The procedures permit limited amounts of services to be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee.
During fiscal 2016, the Audit Committee pre-approved all of the services provided by the auditors. The Audit Committee considered whether the provision of non-audit services is permitted under applicable laws and regulations and is compatible with maintaining the independence of Deloitte & Touche.

AUDIT COMMITTEE REPORT
The following report of the Audit Committee does not constitute soliciting material and will not be deemed to be filed with the SEC under the Securities Act or the Exchange Act or incorporated by reference into any document so filed except to the extent that the Company specifically incorporates this Audit Committee Report by reference therein.
The Audit Committee oversees our accounting and financial reporting, internal controls and audit processes on behalf of the Board and is directly responsible for the compensation, appointment and oversight of our independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal control over financial reporting, and reports to the Audit Committee on any deficiencies found. Our independent registered public accounting firm, Deloitte & Touche, is responsible for auditing our consolidated financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles, as well as examining and reporting on the effectiveness of our internal controls over financial reporting. Under its written charter, our Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, has direct access to our independent registered public accounting firm as well as any of our employees, and has the ability to retain, at our expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.
The Audit Committee reviewed and discussed the overall scope, plan and results of the audit and the audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended July 30, 2016 with management, our Internal Audit Department and Deloitte & Touche. The discussions included a review of the selection and application of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the Company’s financial statements and any matters that are required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has received from Deloitte & Touche the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and discussed with Deloitte & Touche their independence from management and the Company. We have received written confirmation from Deloitte & Touche of their independence within the meaning of the Securities Act and the requirements of PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. The Audit Committee has also considered whether the provision of non-audit services by Deloitte & Touche is compatible with maintaining their independence, and has satisfied itself with respect to Deloitte & Touche’s independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended July 30, 2016 for filing with the SEC.
Audit Committee:
Randy L. Pearce, Chair
Kate Buggeln
Carl Rubin

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT
The following table presents information concerning the beneficial ownership of the shares of our common stock as of October 11, 2016 (unless otherwise noted) by each of our directors, each of our named executive officers, all of our directors and executive officers as a group, and each person who is known by us to beneficially own more than 5% of our common stock.
Unless otherwise indicated, beneficial ownership is direct, the person indicated has sole voting and investment power, and the address of each beneficial owner listed below is c/o Ascena Retail Group, Inc., 933 MacArthur Boulevard, Mahwah, New Jersey 07430.
Name of Beneficial Owner:	Number of Shares of Common Stock Beneficially Owned	Percent of Class(1)
Directors and Named Executive Officers:
David Jaffe(2)	13,989,193	7.19%
Elliot S. Jaffe(3)	2,011,602	1.3%
Kate Buggeln(4)	87,919	*
Randy L. Pearce(5)	127,782	*
Kay Krill(6)	299,476	*
Katie J. Bayne(7)	6,696	*
Carl Rubin	—	*
Steven L. Kirshenbaum(8)	5,000	*
Linda Yaccarino	—	*
John Pershing(9)	115,330	*
Robb Giammatteo(10)	38,360	*
Duane D. Holloway	—	*
All current Directors and Executive Officers as a group (consisting of 14 persons)(11)	16,734,590	8.6%
* Represents less than 1% of class
Other Beneficial Owners
GGC Public Equities Opportunities Investments, LLC(12)	17,468,570	9.0%
BlackRock Inc.(13)	14,501,196	7.45%
The Vanguard Group(14)	11,911,942	6.12%
Stadium Capital Management, LLC(15)	11,232,158	5.77%
Dimensional Fund Advisors LP(16)	10,694,962	5.49%
Elise Jaffe(17)	10,308,568	5.3%
PRIMECAP Management Company(18)	10,168,200	5.22%

(1)
Based on 194,672,630 shares of common stock outstanding as of October 11, 2016.

(2)
Consists of 11,607,037 shares owned directly by David Jaffe, and 2,382,156 shares covered by options exercisable within 60 days of October 11, 2016.

(3)
Consists of 1,068,664 shares owned directly by Elliot S. Jaffe, 862,938 shares owned by his wife, Mrs. Roslyn S Jaffe (of which Mr. Jaffe disclaims any beneficial ownership), and 80,000 shares covered by options exercisable within 60 days of October 11, 2016.

(4)
Consists of 17,917 shares owned directly by Kate Buggeln, and 70,002 shares covered by options exercisable within 60 days of October 11, 2016.

(5)
Consists of 37,782 shares owned directly by Randy L. Pearce, and 90,000 shares covered by options exercisable within 60 days of October 11, 2016.

(6)
Consists of 299,476 shares owned directly by Kay Krill.

(7)
Consists of 6,696 shares owned directly by Katie J. Bayne.

(8)
Consists of 5,000 shares owned directly by Steven L. Kirshenbaum.

(9)
Consists of 19,042shares owned directly by John Pershing, and 96,288 shares covered by options exercisable within 60 days of October 11, 2016.

(10)
Consists of 19,934 shares owned directly by Robb Giammatteo, and 18,426 shares covered by options exercisable within 60 days of October 11, 2016.

(11)
Includes 2,736,479 shares covered by options exercisable by Directors and Executive Officers within 60 days of October 11, 2016.

(12)
Based solely on information set forth in Schedule 13D filed with the SEC on October 8, 2015 by GGC Public Equities Opportunities Investments, LLC, GGC Public Equities Opportunities, L.P., GGC Public Equities Opportunities Blocker Corporation, Ltd., Golden Gate Capital Opportunity Fund, L.P., Golden Gate Capital Opportunity Fund-A, L.P., GGCOF Co-Invest, L.P., GGCOF Co-Invest Management, L.P., GGC Opportunity Fund Management, L.P., GGC Opportunity Fund Management GP, Ltd. and GGCOF Management, LLC (collectively, the “GGC Reporting Persons”) which indicated that the GGC Reporting Persons have shared voting power and shared dispositive power over 17,468,570 shares. The principal office of each of the GGC Reporting Persons is c/o Golden Gate Capital, One Embarcadero Center, 39th Floor, San Francisco, California 94111.

(13)
Based solely on information set forth in Schedule 13G filed with the SEC on January 28, 2016 by BlackRock, Inc. which indicated that BlackRock, Inc. has sole voting power over 14,116,978 shares and sole dispositive power over 14,501,196 shares. The principal office of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(14)
Based solely on information set forth in Schedule 13G filed with the SEC on February 10, 2016 by The Vanguard Group, which indicated that The Vanguard Group has sole voting power over 246,153 shares, of which 9,332 is shared voting power, shared dispositive power over 244,805 shares and sole dispositive power over 11,911,942 shares. The principal office of The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355.

(15)
Based solely on information set forth in Schedule 13G filed with the SEC on January 28, 2016 by Stadium Capital Management, LLC, Stadium Capital Management GP, L.P., Alexander M. Seaver, Bradley R. Kent and Stadium Capital Partners, L.P. (collectively, the “Stadium Reporting Persons”) which indicated that the Stadium Reporting Persons have shared voting and dispositive power over 11,232,158 shares. The principal office of the Stadium Reporting Persons is 199 Elm Street, New Canaan, CT 06840-5321.

(16)
Based solely on information set forth in Schedule 13G filed with the SEC on February 9, 2016 by Dimensional Fund Advisors LP which indicated that Dimensional Fund Advisors LP has sole voting power over 10,512,453 shares and sole dispositive power over 10,694,962 shares. The principal office of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(17)
Consists of 10,102,491 shares owned directly by Elise Jaffe, and 206,077 shares covered by options exercisable within 60 days of October 11, 2016.

(18)
Based solely on information set forth in Schedule 13G filed with the SEC on February 12, 2016 by PRIMECAP Management Company which indicated that PRIMECAP Management Company has sole voting power over 8,493,000 shares and sole dispositive power over 10,168,200 shares. The principal office of PRIMECAP Management Company is 225 South Lake Ave., #400, Pasadena, CA 91101.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Our executive officers and directors are required under the Exchange Act to file reports of ownership of common stock of the Company with the SEC. Copies of those reports must also be furnished to the Company. Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during fiscal 2016 the executives officers and directors of the Company timely complied with all applicable filing requirements, except that the Form 3 filed by Kay Krill was filed late due to an administrative error.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS;
RELATED PARTY TRANSACTIONS
In September 2007, the Board adopted a written policy for the review and approval or ratification of any transaction with a related person, which applies to related person transactions after the adoption date of the policy. Under this policy, related persons include our directors and executive officers and beneficial owners who are known to control over five percent of our common stock, as well as the immediate family members of any of the foregoing. The policy generally defines a related person transaction as one or a series of similar transactions, arrangements or relationships in which: (i) the Company was, is or will be a participant; (ii) a related person has a direct or indirect material interest; and (iii) the amount involved exceeds or is expected to exceed $120,000 (determined without regard to the amount of profit or loss involved in the transaction). The policy does not cover arrangements available on the same basis to all employees generally or employment or compensation arrangements for our executive officers or director compensation arrangements.
Under the policy, a related person transaction requires the approval or ratification of the Audit Committee or the Chair of the Audit Committee in those situations in which the legal department, in consultation with the CEO or the CFO, determines that it is not practicable or desirable for us to wait until the next Audit Committee meeting for review. Prior to approving or ratifying any transaction, the Audit Committee or the Chair will consider the material facts of the transaction, including the related person’s relationship to us and their interest in the transaction, and will determine whether the transaction is entered into in good faith and on fair and reasonable terms to us. Under the policy, ongoing related person transactions need not be re-approved unless any of the terms of such transaction are modified. No person may participate in the review of a transaction in which such person, or any of his or her immediate family members, may have a direct or indirect material interest.
During fiscal 2016, no transactions were reviewed by the Audit Committee since there were no new related person transactions, or any modifications to existing related person transactions, during fiscal 2016.
See above under the heading “Employment Agreements, Employment Letters and Retirement Agreements,” for a description of our retirement agreements with Mrs. Roslyn S. Jaffe and Mr. Elliot S. Jaffe. Mrs. Jaffe is the spouse of Elliot S. Jaffe, Non-Executive Chairman of the Board and a founder of our Company, and they are the parents of David Jaffe, a director and our President and CEO, Elise Jaffe, a non-executive officer and a more than 5% stockholder, and Richard Jaffe, who owns approximately 5% of the Company’s stock.
The Company (through one of its subsidiary brands) leases two of its store locations from Nordan, LLC, a Connecticut limited liability company and wholly-owned subsidiary of Rosell III, LLC, a Delaware limited liability company, of which various trusts in the names of the grandchildren of Elliot S. Jaffe maintain a 100% ownership interest. David Jaffe, our President and CEO, and Richard Jaffe are trustees and managers of Rosell III, LLC. The following table describes the terms of these leases:
Store Location	Expiration	Renewal Options	Square Feet	Minimum Annual Rent Per Square Foot
Norwalk, Connecticut	June 30, 2021	Until June 30, 2031	12,700	$14.13
Danbury, Connecticut	June 30, 2020	None	8,000	$27.98
These store rentals approximate the range of minimum rentals paid by the Company on its other store leases. The store leases also contain provisions for payment of a percentage of sales as additional rent when sales reach specified levels. The effective rent (total rent as a percentage of sales with respect to particular stores) for these stores is approximately sixteen percent (16%). During fiscal 2015, we exercised the renewal option in the lease for our Danbury, Connecticut store, extending the renewal option contained in the lease until June 30, 2020. In connection with the extension, the minimum annual rent was increased from $24.33 per square foot to $27.98 per square foot. During fiscal 2016, we exercised the renewal option in the lease for our Norwalk, Connecticut store, extending the expiration date of the lease to June 30, 2021 (two five-year renewal options remain that could extend the lease, if exercised, until June 30, 2031). In connection with the extension, the minimum annual rent was increased from $12.57 per square foot to

$14.13 per square foot. We believe that these leases are on terms that are comparable to terms we could obtain in arms-length negotiations with unrelated third parties for store locations in similar geographic areas. During fiscal 2016, we paid a total of approximately $444,630 in rent and related expenses under these leases.
As a result of the acquisition of ANN, the Company (through one of its subsidiary brands) leases one of its store locations from Henmont LLC, a New York limited liability company, and one of its store locations from TN II, L.P., a Pennsylvania limited partnership, each of which is majority-owned by John Usdan, a former member of the Board (Mr. Usdan retired from the Board effective June 1, 2016.), members of Mr. Usdan’s family and trusts for the benefit of Mr. Usdan and members of Mr. Usdan’s family. Mr. Usdan is the president or manager of Henmont LLC and TN II, L.P. The following table describes the terms of these leases:
Store Location	Expiration	Renewal Options	Square Feet	Minimum Annual Rent Per Square Foot
LOFT Brooklyn, New York	January 31, 2021	Until January 31, 2026	5,402	$106.90
LOFT Philadelphia, Pennsylvania	January 31, 2022	Until January 31, 2027	7,917	$69.60
These store rentals approximate the range of minimum rentals paid by the Company on its other store leases. The store leases also contain provisions for payment of a percentage of sales as additional rent when sales reach specified levels. The effective rent (total rent as a percentage of sales with respect to particular stores) for these stores is approximately nineteen percent (19%). We believe that these leases are on terms that are comparable to terms we could obtain in arms-length negotiations with unrelated third parties for store locations in similar geographic areas. Since the date that the acquisition of ANN was consummated, through the end of fiscal 2016 we paid a total of approximately $811,113 in rent and related expenses under these leases.
As the President and Chief Executive Officer of ANN, Ms. Krill was paid contractual compensation by ANN, which is now a wholly owned subsidiary of the Company, in an aggregate amount equal to approximately $2,700,000 between February 1, 2015, the beginning of ANN’s fiscal year, through October 31, 2015, as well as health, medical and other benefits, in each case, in the ordinary course of business. Ms. Krill’s total compensation for ANN’s fiscal years ended January 31, 2015, February 1, 2014 and February 2, 2013 are set forth in ANN’s definitive proxy statement on Schedule 14A filed by ANN with the SEC on April 2, 2015, and amounts (i) paid to Ms. Krill in connection with the consummation of the acquisition of ANN, and (ii) to which Ms. Krill became entitled in connection with her termination of employment with ANN are each described in the definitive proxy statement/prospectus filed by the Company with the SEC on July 20, 2015.
BY ORDER OF THE BOARD OF DIRECTORS
By: /s/ Elliot S. Jaffe Elliot S. Jaffe Non-Executive Chairman of the Board
Dated: October 27, 2016

ASCENA RETAIL GROUP, INC. 933 MacArthur Boulevard Mahwah, New Jersey 07430 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the cost incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 PM Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,
Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ASCENA RETAIL GROUP, INC. The Board of Directors recommends you Vote “FOR” the election of the two nominees for Director, and “FOR” Proposals 2 and 3. 1. Election of Directors Nominees: Terms expiring at the 2019 Annual Meeting of Stockholders: For Against Abstain 01) Kay Krill 02) Katie J. Bayne ForAgainstAbstain 2. Proposal to approve, by non-binding vote, the compensation paid to the Company’s named executive officers during fiscal 2016. 3. Proposal to ratify Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year ending July 29, 2017. For address changes and/or comments, please check this box and write them on the back where indicated. Please indicate if you plan to attend this meeting. Yes No Note: Proxies are authorized to vote in their discretion with respect to other matters which may come before the meeting or any adjournment or postponement thereof. Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature (PLEASE SIGN WITHIN BOX) Date Signature (Joint Owners) (SIGN WITHIN BOX) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. ASCENA RETAIL GROUP, INC. 933 MacArthur Boulevard Mahwah, New Jersey 07430 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned revokes all previous proxies, acknowledges receipt of the notice of the 2016 Annual Meeting of Stockholders of Ascena Retail Group, Inc. (the “Company”), to be held on December 8, 2016 and the proxy statement, and hereby appoints David Jaffe and Randy L. Pearce, and each of them, as attorney-in-fact, proxies with power of substitution to vote on behalf of the undersigned all shares of the Company that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 3:00 p.m. local time at dressbarn’s Corporate Headquarters, Stage Street Café, 933 MacArthur Boulevard, Mahwah, New Jersey 07430 on December 8, 2015, and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, with respect to the following: This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees listed in proposal
No. 1, FOR the approval of proposal No. 2 and FOR the approval of proposal No. 3. The proxies are authorized to vote in their discretion with respect to other matters which may come before the meeting or any adjournment or postponement thereof. A majority of the proxies or substitutes present at the meeting may exercise all powers granted hereby. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side) Continued and to be signed on reverse side